Exhibit 10.1

NOTE: PORTIONS OF THIS EXHIBIT (MARKED WITH AN ASKERISK) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT)

	DARK FIBER IRU AGREEMENT


	Between


	WILLIAMS COMMUNICATIONS, INC. ("Williams")


	and


	CTC COMMUNICATIONS CORP. ("CTC")



	Dated as of:   March 31, 2000




TABLE OF CONTENTS

ARTICLE                                  Page

ARTICLE I		DEFINITIONS	1
ARTICLE II		GRANT OF IRU	5
ARTICLE III		CONSIDERATION	5
ARTICLE IV		CONSTRUCTION	8
ARTICLE V		CONNECTION AND ACCESS TO THE SYSTEM	11
ARTICLE VI		ACCEPTANCE AND TESTING OF CTC FIBERS	11
ARTICLE VII		COLLOCATION	13
ARTICLE VIII	TERM		13
ARTICLE IX		MAINTENANCE AND RELOCATION	14
ARTICLE X		USE OF THE SYSTEM	15
ARTICLE XI		AUDIT RIGHTS	16
ARTICLE XII		WARRANTIES	17
ARTICLE XIII	DEFAULT	17
ARTICLE XIV	INDEMNIFICATION	19
ARTICLE XV	LIMITATION OF LIABILITY	20
ARTICLE XVI	INSURANCE	21
ARTICLE XVII	TAXES AND GOVERNMENTAL FEES	22
ARTICLE XVIII	NOTICE		23
ARTICLE XIX	CONFIDENTIALITY	24
ARTICLE XX	PROHIBITION ON IMPROPER PAYMENTS	25
ARTICLE XXI	FORCE MAJEURE; EMINENT DOMAIN	25
ARTICLE XXII	ARBITRATION AND DISPUTE RESOLUTION	26
ARTICLE XXIII	RULES OF CONSTRUCTION	27
ARTICLE XXIV	ASSIGNMENT	29
ARTICLE XXV	ENTIRE AGREEMENT; AMENDMENT; EXECUTION	31


EXHIBITS


Exhibit A		Route Map

Exhibit B		Major Segments
	Exhibit B-1	Deferred Major Segments

Exhibit C		Fiber Specifications

Exhibit D		Cable Installation Specifications

Exhibit E		Operations Specifications, Maintenance

Exhibit F		As-Built Drawing Specifications

Exhibit G		Fiber Splicing, Testing and Acceptance Standards

Exhibit H		Transmission Site Specifications

Exhibit I		Collocation Provisions (Transmission Sites)

Exhibit J		Williams POP Collocation Sites and Transmission Sites

Exhibit K		Collocation Provisions (POP Collocation Sites)

Exhibit L		Interconnections

DARK FIBER IRU AGREEMENT

THIS DARK FIBER IRU AGREEMENT (this "Agreement") is made as of this 31st day of March, 2000 (the "Effective Date"), by and between WILLIAMS COMMUNICATIONS, INC., a Delaware corporation ("Williams"), and CTC COMMUNICATIONS CORP., a Delaware corporation ("CTC").

W I T N E S S E T H:

	WHEREAS, Williams has constructed or acquired, or will construct or acquire, a fiber optic communication system along the route segments described and/or depicted in Exhibits A, B and B-1 attached hereto and incorporated herein by reference; and

	WHEREAS, pursuant to that certain Telecommunications Facilities and Services Agreement entered into between the parties of even date herewith (the "Master Agreement"), CTC has agreed to acquire from Williams, and Williams has agreed to provide to CTC, an exclusive, indefeasible right of use in certain optical dark fibers in such fiber optic communications system as hereafter described for the consideration and upon the terms and conditions set forth below.

	NOW, THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I tc "ARTICLE I"
DEFINITIONS

In addition to other terms defined elsewhere in this Agreement, where capitalized, the following words and phrases shall be defined as follows:

"Acceptance" shall have the definition set forth in Section 6.4.

"Acceptance Date" shall have the definition set forth in Section 6.4.

"Affiliate" means, with respect to any entity, any other entity controlling, controlled by or under common control with such entity, whether directly or indirectly through one or more intermediaries. "Control" and its derivatives mean legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity, or management or operational control over such entity.

"As-builts" shall have the definition set forth in Section 4.5.

"Basic HVAC" shall have the definition set forth in Subsection 1.3.8 of Attachment I to Exhibit K of this Agreement.

"Cable" means the fiber optic cable and fibers contained therein, including the CTC Fibers, and associated splicing connections, splice boxes and vaults, and conduit.

"Claim" means any claim, action, dispute, or proceeding of any kind between CTC (or any of its Affiliates, successors or assigns) and Williams (or any of its Affiliates, successors, or assigns) and any other claim, transaction, occurrence, loss, liability, expense or other matter arising out of, in connection with, or in any way related to, the CTC IRU, the Cable, the System, this Agreement or any other instrument, arrangement or understanding related to the CTC IRU.

"Collocation Provisions" means the collocation provisions for Transmission Sites or POP Collocation Sites as set forth in Exhibits I and K, as applicable.

"Connecting Point" means a point where the network or facilities of CTC will connect to the System (subject to the provisions of Section 5.1) as more particularly defined in Exhibit L.

"Costs" means costs actually and reasonably incurred, and computed in accordance with the established accounting procedures used by Williams to bill third parties for reimbursable projects and generally accepted accounting principles, consistently applied. Such costs include the following:
	(a)	direct labor costs, including wages, salaries, and
benefits plus overhead allocable to such labor costs (the overhead allocation shall not exceed thirty percent (30%) of the labor costs computed without such overhead); and

(b)	other direct costs and out-of-pocket expenses on a pass-through basis (such as equipment, materials, supplies, contract services, costs of capital, Required Rights, sales, use or similar taxes, etc.) plus ten percent (10%) of such expenses.

"CTC Equipment" shall mean optronics, electronics, optical or electrical equipment, or materials, facilities, or other equipment utilized by CTC in connection with its use of the CTC Fibers.

"CTC Fibers" means those certain strands of optical Dark Fibers of the type specified in Exhibit B and meeting the specifications in Exhibit C within the Cable installed or to be installed in the Major Segments of the System as identified by Williams prior to commencement of Fiber Testing under Article VI.

"CTC IRU" shall have the definition set forth in Article II.

"Dark Fibers" means optical fiber provided without electronics or optronics, and which is not "lit" or activated.

"Deferred Major Segments" shall mean those particular Major Segments listed on Exhibit B-1.

 "Facility Owners/Lenders" means any entity (other than Williams):
(a) owning any portion of the System or any property or security interest therein, (b) leasing to Williams, or providing an IRU to Williams in, any portion of the System, or (c) that is a Lender with respect to Williams and has a security interest in the System or any part thereof.

"Fiber Testing" shall have the definition set forth in Section 6.1.

"Fiber Miles" means the number of Route Miles in a Major Segment multiplied by the relevant number of CTC Fibers in such Major Segment. For example, if there are four CTC Fibers in a Major Segment with 100 Route Miles, there would be 400 Fibers Miles of CTC Fibers in such Major Segment.

"Fibers" means any optical fibers contained in the System including the CTC Fibers, the fibers of Williams and the fibers of any third party in the System excluding, however, any fibers granted to (whether through ownership, IRU, lease or otherwise) governmental entities in exchange for allowing use of streets, rights-of-way or other property under the jurisdiction of such entity.

"Fiber Specifications" shall have the definition set forth in Section
6.1.

"Force Majeure Event" shall have the definition set forth in Section
21.1.

"Indefeasible Right of Use" or "IRU" means an exclusive, indefeasible right of use in the optical fibers or other specified property; provided that the granting of the same does not convey legal title to such fibers or other property.

"Indemnified Parties" shall have the definition set forth in Section
14.1.

"Indemnitor" shall have the definition set forth in Section 14.1.

"Initial Term" shall have the definition set forth in Section 8.1.

"Interim Agreement" means that certain Interim Carrier Services and Provisioning Agreement previously entered into by the parties on January 20, 2000.
"Interim Capacity Services" means transport capacity services ordered by CTC pursuant to the Interim Agreement or that certain Carrier Services Agreement entered under the terms of the Master Agreement, which services are intended to provide CTC with capacity on a temporary basis between endpoints of a Major Segment until such time as the CTC Dark Fibers in such Major Segment are operational.

"IRU Payment" shall have the definition set forth in Section 3.1.

"Major Segments" means the individual identified portions of the Route between each of the city pairs listed on Exhibit B which include the Deferred Major Segments

"Non-Routine Maintenance" shall have the definition set forth in the
Section 9.1 below.

"Per Mile Rate" shall have the definition set forth in Section 3.1.

"POPs" shall mean Williams' designated points of presence at the locations along the Route listed in Exhibit B.

"POP Collocation Sites" shall mean those specific Williams' POPs in which Rack Space is being provided by Williams to CTC hereunder as listed in Exhibit J.

"Pro Rata Share" means a proportion equal to a fraction, the numerator of which is the number of CTC Fibers and the denominator of which is all Fibers in the affected portion of the System. If this fraction varies over a particular Segment, then the Pro Rata Share shall be equal to the weighted average (weighted by length as set forth in Williams' As-Built Drawings) of the relevant portions. For example, if the fraction for 100 feet of the affected Segment is 0.1 and the fraction for the remaining 50 feet of the affected Segment is 0.07, the weighted average for the entire Segment would be 0.09.

"Rack Space" means space for a standard non-enclosed equipment rack with outside dimensions measuring twenty-six inches (26") in width, twenty-four inches (24") in depth and either seventy-eight inches (78") or eighty-four inches (84") in height, in Transmission Sites and POP Collocation Sites which are of type, size and quality standard in the telecommunications industry.

"Released Party" means each of the following:

(a) 	any Affiliates or Lenders of the other party and any
Facility Owners/Lenders;

(b)	any employee, officer, director, stockholder, partner, member, or trustee of the other party or of its Affiliates, Lenders, or Facility Owners/Lenders; or

	(c)	assignees of the entities included in the above subparagraphs
(a) or (b) and any employee, officer, director, stockholder, partner, member, or trustee of such assignees.

"Representatives" shall have the definition set forth in Section 19.1 below.

"Renewal Terms" shall have the definition set forth in Section 8.2 below.
"Required Rights" shall have the definition set forth in Section 4.1 below.
"Right-of-way Agreements" means agreements with right of way owners, property owners, utilities, railroads, government entities or other parties that Williams has entered into, or will enter into, to obtain some or all of the Required Rights.
"Route" shall mean the route, including spurs, upon which the System will be constructed and installed consisting of the Major Segments.

"Route Miles" means the actual miles traversed by the Cable along the Route based on the As-builts.

"Routine Maintenance" shall have the definition set forth in Section
9.1.

"Scheduled Delivery Date" means the date defined in Section 4.3 below.

	"Segment" means a discrete portion of the System and may refer to a Span, a portion between two POPs or a POP and a System end point, or a portion of the System affected by a relocation or other circumstance.

"Span" means a portion of the System between (a) a Transmission Site, a Williams-designated POP, or a System end point and (b) the first Transmission Site, Williams-designated POP, or a System end point along the Route from such site.

"System" means Williams' fiber optic communications system constructed or to be constructed along the Route which will contain the CTC Fibers including, but not limited to, the Cable, fibers, conduits, handholes, manholes and all other appurtenances and components of said communications system.

"Taking" shall have the definition set forth in Section 21.2.

"Term" means the Initial Term and any Renewal Term(s) of this Agreement as defined in Sections 8.1 and 8.2.

"Transmission Sites" shall mean Williams' designated optical amplifier, regenerator or junction sites along the Route.

ARTICLE II tc "ARTICLE II"
GRANT OF IRU

	Effective with respect to each Major Segment hereunder as of CTC's Acceptance of each such Major Segment and upon CTC's payment of the IRU Payment for such Major Segment, Williams hereby grants to CTC an exclusive IRU in and to the CTC Fibers, for the purposes described herein (the "CTC IRU"). Such IRU shall be subject to the terms and conditions set forth herein. Such IRU grant does not convey any legal title to any real or personal property, including, without limitation, Fibers, Cable or the System. The CTC IRU does not include any equipment used to transmit capacity over or "light" the CTC Fibers.

ARTICLE III tc "ARTICLE III"
CONSIDERATION

	3.1	*


*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

3.2	*

	3.3	*

	3.4	*




































*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

3.5	Charges for Collocation.  The charges for collocation services provided to CTC in Transmission Sites and POP Collocation Sites hereunder shall be as set forth in the Collocation Provisions.

3.6	Method of Payment.  Except for monthly collocation and Routine
Maintenance charges, all payments to Williams set forth in this Article III shall be made by wire transfer of immediately available funds to the account or accounts designated by Williams. In addition to any other remedies set forth in this Agreement, all late payments shall bear interest accruing from the date due until paid at a rate equal to the prime rate plus three percentage points. For purposes of the preceding sentence, "prime rate" shall mean the rate published in the Money Rates Section of The Wall Street Journal as the prime rate on corporate loans at large United States money center commercial banks. No payment shall be deemed delinquent nor subject to any interest due to any incomplete or incorrect wiring instructions from Williams or any failure of Williams' bank to collect and apply such payment to the designated account in a timely manner. All payments required hereunder shall be made in United States Dollars.

3.7	True-Up of IRU Payment.   In the event the actual Route Miles
for any Major Segment, as shown by the As-builts, differ from the estimated Route Miles set forth on Exhibit B, the IRU Payment for such Major Segment shall be recomputed using the actual Fiber Miles based upon the Per Mile Rate. Any excess of such recomputed IRU Payment for such Major Segment over the portion of the IRU Payment allocable to such Major Segment previously paid by CTC shall by paid by CTC to Williams within thirty (30) days after receipt of the As-builts from Williams. Likewise, any excess of the portion of the IRU Payment allocable to such Major Segment previously paid by CTC over such recomputed IRU Payment for such Major Segment shall be refunded by














*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
COMMISSION

Williams to CTC within thirty (30) days after delivery of the As-builts to CTC. Neither Williams nor CTC shall be liable for interest on such difference prior to the end of such thirty-day period.

3.8	True-Up of Maintenance Charges.  Within thirty (30) days after
Williams provides the As-builts pursuant to Section 4.5, Williams shall provide CTC with a statement of the actual Route Miles of the Major Segment and any amount to be paid by Williams to CTC or by CTC to Williams to reflect any difference between (a) the cumulative Routine Maintenance charges (as computed in both cases based on actual Fiber Miles for such Major Segment) and (b) the cumulative Routine Maintenance charges previously paid by CTC for such Major Segment. The appropriate party shall pay the other party such amount within thirty (30) days of the date Williams delivers the statement. Neither Williams nor CTC shall be liable for interest on such difference prior to the end of such thirty-day period. Beginning with the next monthly payment of the Routine Maintenance charge due hereunder, CTC shall pay the adjusted amount for such Major Segment for the remainder of the Term subject to subsequent increases under the terms of Section 3.3.

ARTICLE IV tc "ARTICLE IV"
CONSTRUCTION
	4.1 	Acceptance Date Obligations.  As of the Acceptance Date of any
Major Segment:

(a)	Williams or the underlying facility owner shall have obtained all rights, licenses, authorizations, easements, leases, fee interests, or agreements that provide for the occupancy by the Major Segment of real property or fixtures (such as conduit, bridges, river crossings, or transmission towers);

(b)	Williams shall have obtained by IRU agreement, lease, or
otherwise the right to use Segments it does not own; and

(c)	the Major Segment shall be designed, engineered, installed, and constructed in accordance with sound industry construction practices and shall meet the specifications set forth in Exhibits E and G (the specifications set forth in Exhibits C and D shall apply to System components that Williams constructed or supervised and, if met, shall constitute compliance with this obligation).
The rights Williams is required to obtain pursuant to Subsections (a) and
(b) above are referred to as "Required Rights". Williams hereby represents that as of the Acceptance Date with respect to each Major Segment, the Required Rights shall allow for CTC's use of the CTC Fibers under the terms and conditions of this Agreement. In addition, Williams represents that it has the right to grant the CTC IRU to CTC under the terms and conditions of this Agreement and that such grant of the CTC IRU shall not violate the terms of any of the Required Rights. Williams shall renew or replace existing Required Rights through at least the Initial Term subject to CTC's obligations specified below in this paragraph and except as provided in and subject to the provisions of Section 9.2 (Relocation Procedures) and
Section 21.1 (Excused Performance). In the event title to the System or Required Rights is contested, or if any third party or government authority contests the property rights or the rights of the parties to use the System for any reason, Williams shall proceed to take all necessary steps to perfect title including, but not limited to, contesting the claims of any such third party or government authority; provided that if Williams' initially acquired the Required Rights in accordance with all terms of this Agreement and industry practice and such contest does not result from the negligent acts or breach of this Agreement by Williams, CTC shall reimburse Williams for its Pro Rata Share of all Costs incurred by Williams in perfecting title as described above.

	Notwithstanding any other provision herein to the contrary, CTC shall be solely responsible for obtaining, at its sole cost and expense, any and all necessary franchises, authorizations or permits specifically required in addition to the Required Rights as a result of CTC's, as opposed to Williams', use, operation, access or connection of or with the CTC Fibers and its operation, maintenance, repair, and replacement of all CTC Equipment associated therewith. Williams will reasonably cooperate and shall not interfere with CTC's efforts to obtain necessary franchises, authorizations or permits; provided that, unless otherwise agreed by Williams, such cooperation shall not require the expenditure of money by Williams which is not reimbursed by CTC and shall not require acts to be taken by Williams which would reasonably be expected to subject Williams to liability in connection with such franchises, authorizations or permits. Notwithstanding any provision in this Agreement to the contrary, CTC shall be entitled to seek immediate injunctive relief to prevent or abate Williams' interference with CTC's efforts described in the preceding sentence or to compel Williams' cooperation in accordance with the terms thereof.

4.2	Prior Construction.   CTC acknowledges that some or all of said
design, engineering, installation, construction, splicing and testing described above has previously been completed.

4.3	Scheduled Delivery Dates.
(a)	Subject to extension for delays described in Section 21.1 and to extension or delay as otherwise permitted or provided in this Agreement, the "Scheduled Delivery Dates" for completion of all construction, installation, Williams' Fiber Testing and hand-over of Williams' test results and the CTC Fibers to CTC for all Major Segments other than the Deferred Major Segments are the estimated completion dates set forth in Exhibit B and for the Deferred Major Segments are the anticipated delivery dates set forth in Exhibit B-1. Williams shall use commercially reasonable efforts to meet the applicable Scheduled Delivery Date for each Major Segment. Williams shall give notice to CTC as early as reasonably possible of any known delays in completion of any Major Segment hereunder which will or have occurred. Within ten (10) days after CTC's receipt of such notice, a designated senior representative with decision-making authority of each party shall meet to discuss the status of construction, the reason(s) for the failure to meet the Scheduled Delivery Date, and possible mutual efforts that could be undertaken in order to complete the construction of the relevant Major Segment in the most expeditious manner feasible under the circumstances. Williams will use commercially reasonable efforts to minimize the delay and to assist CTC in obtaining interim cover services.
(b)	If for any reason (except for a Force Majeure Event) Williams fails to complete any Major Segment within one hundred twenty (120) calendar days after the Scheduled Delivery Date (the "Grace Period") for such Major Segment, then: (i) with respect to any Major Segments for which CTC has obtained and Williams has placed into service Interim Capacity Services, Williams shall provide such Interim Capacity Services to CTC free of charge for up to six (6) months until such Major Segment is completed and Accepted or until CTC terminates this Agreement with respect to such Major Segment under Section 4.3(c) below, whichever is earlier; and
(ii) with respect to any Major Segments for which CTC has not previously obtained such Interim Capacity Services, Williams shall pay CTC monthly payments equal to one percent (1%) of the IRU Payment allocable to such Major Segment as liquidated damages for up to six (6) months until such Major Segment(s) are completed and Accepted or until CTC terminates this Agreement with respect to such Major Segment under Section 4.3(c) below, whichever is earlier. In no event shall Williams be obligated to provide Interim Capacity Services free of charge or pay the payments described in clause (i) or (ii), as applicable, beyond the date which is six (6) months after expiration of the Grace Period. The provision of services and payment of the sum set forth in the preceding sentence are agreed upon as liquidated damages and not as a penalty. The parties hereto have computed, estimated and agreed upon the sum as an attempt to make a reasonable forecast of probable actual loss because of the difficulty of estimating the damages which will result.
(c)	If Williams has not completed any Major Segment(s) on or before the date which is six (6) months after expiration of the Grace Period or such earlier date mutually agreed upon by the parties, CTC will have the right to terminate this Agreement with respect to the affected Major Segment(s) only. In the event of such termination by CTC, Williams shall refund to CTC the portion of the IRU Payment made as described in Section 3.2(a) previously paid by CTC allocable to such Major Segment(s) based on the number of Fiber Miles contained therein. In addition, Williams shall pay CTC interest on such refund at the rate specified in Section 3.6 accruing from the date payment is made by CTC under Section 3.2(a) through the date the refund is made. The remedies described in this Section 4.3 shall be CTC's sole and exclusive remedies for Williams' failure to deliver any Major Segment(s) prior to expiration of the Grace Period.
4.4	Alteration of Construction Specifications.  Notwithstanding any
other provision of this Agreement, Williams may, in its sole discretion, alter the construction specifications as construction progresses to facilitate actual construction needs. Any such alteration shall be consistent with standard telecommunications practices, shall not alter the location of the endpoints of or intermediate POPs within any Major Segment and shall not result in a decrease in quality of the System or its performance or in a substantial modification of CTC's rights under this Agreement.
4.5	Provision of As-Built Drawings.   As soon as available, but in
no event later than one hundred eighty (180) days after CTC's Acceptance of each Major Segment, Williams shall provide CTC with as-built drawings for the portion of the System in such Major Segment complying with the specifications for as-built drawings set forth in Exhibit F (the "As-builts"). If there is a material change in the As-builts as a result of maintenance or relocation, Williams shall deliver updated As-builts to CTC with respect to the relevant Segment as soon as available, but in no event later than one-hundred eighty (180) calendar days following the completion of such change. Notwithstanding the foregoing, Williams shall provide CTC with floor plans for the Transmission Sites and POP Collocation Sites as soon as available. In addition to the As-builts, Williams shall provide to CTC, upon CTC's request, access to field construction drawings and other route documentation as early as reasonably possible following completion of each Major Segment.

ARTICLE V tc "ARTICLE V"
CONNECTION AND ACCESS TO THE SYSTEM
5.1	Connections.  Subject to the provisions herein, CTC shall pay for and arrange all connections of its facilities with the CTC Fibers which connections shall be made by Williams in accordance with the terms and
procedures set forth in Exhibit L.   CTC shall reimburse Williams for any
Costs incurred as a result of making such connections, including the Costs of obtaining any rights to access, install, or maintain such connections or the spur connecting to the System.

5.2	No Unauthorized Access to System.  CTC shall not physically
access any part of the System (other than pursuant to the terms of this Agreement) without the prior written consent of Williams, and then only upon the terms and conditions specified by Williams.

ARTICLE VI tc "ARTICLE VI"
ACCEPTANCE AND TESTING OF CTC FIBERS
6.1	Testing.  Williams shall test the CTC Fibers in accordance with the procedures specified in Exhibit G ("Fiber Testing") to verify that they are operating in accordance with the specifications set forth in Exhibit C (the "Fiber Specifications"). Within thirty (30) days after the conclusion of any Fiber Testing of the CTC Fibers conducted by Williams in any given Major Segment of the System and completion of all Transmission Sites and POP Collocation Sites connected to such Major Segment so that such sites are ready for CTC's use and occupancy hereunder, Williams shall provide CTC with a copy of the test results and detailed information showing the location of Transmission Sites along such Major Segment. CTC acknowledges that Fiber Testing may have been previously completed by Williams for some of the Major Segments. With respect to such previously tested Major Segments, Williams shall provide CTC with a copy of the test results within thirty (30) days after the Effective Date. Williams shall also provide test results within thirty (30) days after completion of any repair of damage to the CTC Fibers involving signal discontinuity or other non-conformance with the Fiber Specifications which test results shall be subject to Sections 6.2 and 6.3 below.
6.2	Review of Test Results.   If, within fifteen (15) days after
receipt by CTC from Williams of the test results referred to above or of the results of re-testing as set forth below, CTC reasonably determines that such test results show that the CTC Fibers in a Major Segment or any portion thereof do not meet the Fiber Specifications, CTC shall, within such fifteen (15) day period, notify Williams of such determination. Regardless of the content of Williams' test results, CTC shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Testing of the CTC Fibers to verify that they are operating in accordance with the Fiber Specifications subject to the terms, conditions and requirements of the Right-of-Way Agreements. In the event CTC elects to conduct its own Fiber Testing of the CTC Fibers, it shall notify Williams of its intent to do so within the above fifteen (15) day review period specifying the dates, times and locations at which such testing will be performed which date shall be no later than fourteen (14) days after such notice to Williams. Any such testing by CTC shall be done in accordance with industry standards and shall be subject to the reasonable control and supervision of Williams as necessary or advisable to protect the System and to prevent interference with Williams' construction activities. Williams shall cooperate with CTC in all reasonable respects to facilitate CTC's Fiber Testing. Williams shall have the right to have a person or persons present to observe CTC's Fiber Testing. Within ten (10) days after the conclusion of CTC's Fiber Testing of the CTC Fibers, CTC shall provide Williams with a copy of the test results and either accept such results or object to them as showing the CTC Fibers not to be operating within the parameters of the Fiber Specifications.

6.3	Objections to Test Results.   In the event CTC notifies
Williams within the time periods set forth in Section 6.2 that the CTC Fibers in a Major Segment, or portion thereof, are not operating within the parameters of the Fiber Specifications, Williams shall expeditiously take such action as shall be reasonably necessary with respect to such portion of the CTC Fibers that do not operate within the parameters of the Fiber Specifications to bring the operating standards of such portion of the CTC Fibers within such parameters after which the CTC Fibers shall be re-tested in accordance with the provisions of this Article. After taking such actions and re-testing of the CTC Fibers, Williams shall provide CTC with a copy of the new test results and CTC shall again have all rights provided in this Article VI with respect to such new test results. The cycle described above of testing, taking corrective action and re-testing shall take place as many times as necessary to ensure that the CTC Fibers operate within the parameters of the Fiber Specifications.

6.4	Acceptance.   In the event CTC does not object to the results
of any of Williams' Fiber Testing or its own Fiber Testing within the time periods specified in Section 6.2, CTC shall be deemed to have accepted the CTC Fibers in the affected Major Segment. With respect to the initial testing of each Major Segment, CTC's notice accepting the CTC Fibers, or its deemed acceptance under this Section 6.4, for the last portion of such Major Segment shall constitute CTC's "Acceptance" of the CTC Fibers in such Major Segment (which definition shall include derivations of the word as used herein). The date of CTC's notice Accepting the Major Segment of the CTC Fibers or the date of deemed Acceptance under this Section 6.4 shall be the "Acceptance Date" of the CTC Fibers for such Major Segment. Notwithstanding the foregoing, CTC's Acceptance and the Acceptance Date of the Deferred Major Segments listed in Section B-1 (the "Deferred Major Segments") may be deferred by CTC until June 30, 2001. CTC's rights under this Article VI to object to Williams' test results and to object to its own test results for any of the Deferred Major Segments shall not be extended or deferred but rather must be exercised within the time periods set forth above upon delivery of the initial test results by Williams. CTC shall have the right to conduct its own Fiber Testing of the CTC Fibers within the Deferred Major Segments at any time prior to Acceptance, which testing shall be in accordance with the provisions of Section 6.2 except for the first and last sentences thereof and excluding the references to time periods. In the event any Fiber Testing conducted by CTC after the period for objection under Section 6.2 has expired show the CTC Fibers not to be operating within the parameters of the Fiber Specifications, CTC shall notify Williams of such fact and any required corrective action will be considered Non-Routine Maintenance subject to all applicable provisions of this Agreement. Acceptance of the Deferred Major Segments shall be deemed to have occurred with respect to each such Deferred Major Segment upon the earlier of (i) CTC's notice to Williams Accepting the same, which, at the option of CTC, may be given at any time between receipt of Williams' initial test results for any Deferred Major Segment and June 30, 2001, or
(ii) June 30, 2001.

ARTICLE VII tc "ARTICLE VII"
COLLOCATION   tc " " \l 2
7.1	Transmission Sites.   Williams agrees to provide to CTC and CTC
agrees to accept and utilize collocation space in each of Williams' Transmission Sites listed in Exhibit J along the Route at the rates and in accordance with the terms and conditions set forth in Exhibit I. Transmissions Sites have been or shall be constructed by Williams at approximately forty (40) mile intervals along the Route except where geographic or other factors require or allow different spacing in accordance with generally accepted practices in the telecommunications industry. All such Transmission Sites and space therein provided to CTC hereunder shall meet the specifications set forth in Exhibit H.

7.2	POP Collocation Sites.   Williams agrees to provide and CTC
agrees to accept and utilize collocation space in each of the POP Collocation Sites as described in Exhibit J at the rates and in accordance with the terms and conditions set forth in Exhibit K. If, during the Term of this Agreement, CTC requires additional Rack Space in POPs in which Williams has determined no additional space is available, Williams agrees to make reasonable efforts to assist CTC, where possible and at CTC's sole cost, in locating alternative collocation facilities suitable for its operations. The parties acknowledge that, in addition to the Rack Spaces Williams agrees to provide to CTC hereunder, CTC desires to obtain two (2) Rack Spaces in each of Williams' POPs in Baton Rouge, Louisiana; Springfield, Illinois; and Peoria, Illinois, and that availability of such additional Rack Spaces is not known at the time of execution of this Agreement. Williams agrees that it shall make commercially reasonable efforts to determine such availability within thirty (30) days after the Effective Date and, if it determines that such Rack Spaces are available (which determination shall be made in Williams sole discretion), it shall provide such Rack Spaces to CTC subject to and in accordance with the terms and conditions of Exhibit K.

ARTICLE VIII tc "ARTICLE VIII"
TERM
8.1	Initial Term.   This Agreement shall be in force and effect on
and after the Effective Date.   The initial term of this Agreement and the
CTC IRU shall commence (a) with respect to all Major Segments other than the Deferred Major Segments upon CTC's Acceptance of the last such Major Segment completed and delivered hereunder and shall continue for a period of twenty (20) years thereafter unless earlier terminated pursuant to the terms of this Agreement, and (b) with respect to the Deferred Major Segments upon CTC's Acceptance of the last such Deferred Major Segment completed and delivered hereunder and shall continue for a period of twenty
(20) years thereafter unless earlier terminated pursuant to the terms of this Agreement (the two different terms described in (a) and (b), collectively, the "Initial Term").

8.2	Renewal Terms.   This Agreement and the CTC IRU may be renewed
by CTC for two (2) additional terms of five (5) years each (the "Renewal Term(s)") (the Initial Term and Renewal Term(s) collectively, the "Term"); provided, however, that such rights to renew shall be subject to Section
8.3 below and to the right of Williams to require CTC to pay its Pro Rata Share of Williams' Costs of extending or replacing Required Rights for such Renewal Term as a condition to CTC's rights to renew. If CTC elects to renew the CTC IRU pursuant to this Section 8.2, such payments shall be payable by CTC both before and during the Renewal Term(s) as Williams incurs such Costs and within thirty (30) days after receipt of Williams' invoice therefor.
Except as provided in the preceding sentences and maintenance and collocation charges payable during the Renewal Term, CTC shall not be charged additional consideration for the renewal of this Agreement under this Section 8.2. CTC may renew this Agreement by giving written notice to Williams at least one (1) year prior to the expiration of the Initial Term or then effective Renewal Term. All terms and conditions of this Agreement shall be applicable to any Renewal Terms.

8.3	Conditions on Renewal.   CTC may not exercise its right to
renew the Agreement with respect to any Major Segment if, at least nine (9) months prior to expiration of the Initial Term or then current Renewal Term, Williams, based on its sole discretion, notifies CTC that Williams has determined that continued operation of the Major Segment or Williams' continued performance under this Agreement during such Renewal Term is no longer commercially practicable or necessary.

	8.4	Effect of Termination.  No termination of this Agreement shall affect the rights or obligations of any party hereto:

(a)	with respect to any payment hereunder for services rendered
prior to the date of termination;

(b)	pursuant to Articles XI (Audit Rights), XIV (Indemnification),
XV (Limitation of Liability), XVI (Insurance), XVII (Taxes and
Governmental Fees), XIX (Confidentiality), XX (Prohibition on
Improper Payments), XXII (Arbitration and Dispute Resolution), or XXIII (Rules of Construction) or Sections 12.2 (Exclusion of
Warranties) or 12.3 (No Third-Party Warranties); or

(c)	pursuant to other provisions of this Agreement that, by their sense and context, are intended to survive termination of this Agreement.

The provisions of this Agreement referred to in Sections 8.4(b) and (c) shall survive only with respect to matters pertaining to this Agreement and to events occurring prior to expiration or termination hereof and shall survive for the shorter of the period specified in each such provision referred to, if any, or for the limitations period under applicable law.

ARTICLE IX tc "ARTICLE IX"
MAINTENANCE AND RELOCATION

9.1	Maintenance.   During the Term, Williams shall perform all
required Routine Maintenance and Non-Routine Maintenance. "Non-Routine Maintenance" means maintenance and repair work that Williams is obligated to provide under this Agreement and described in Exhibit E other than:

	(A)	the work specifically identified as Routine Maintenance
in Exhibit E;

(B)	work in which the aggregate amount of Costs incurred as a
result of any single event or multiple, closely related events is less than or equal to Ten Thousand and No/100
Dollars ($10,000.00); or

(C)	work for which CTC is obligated to reimburse Williams for
all or a portion of the Costs incurred pursuant to other
Articles of this Agreement.

"Routine Maintenance" means maintenance and repair work that is described in Subsections 9.1(A) or 9.1(B).

	9.2	Relocation Procedures.  Williams may relocate all or any
portion of the System or any of the facilities used or required in providing CTC with the CTC IRU: (i) if a third party with legal authority to do so orders or threatens to order such relocation (e.g., through filing or threatening to file a condemnation suit), (ii) in order to comply with applicable laws, (iii) for bona fide operational reasons with respect to the System, (iv) to reduce governmental fees or taxes assessed against it or CTC as mutually agreed to between the parties, or (v) if it determines to do so in its reasonable business judgment. A relocation made solely pursuant to Clause (v) shall be considered a "Voluntary Relocation" for purposes of Sections 3.4 and 3.8 and Williams shall be solely responsible for the costs thereof. Williams shall provide CTC sixty (60) calendar days' prior notice of any such relocation, if reasonably feasible.
Williams shall have the right to direct such relocation, including the right to determine the extent of, the timing of, and methods to be used for such relocation, provided that any such relocation:

(a)	shall be constructed and tested in accordance with the
specifications and requirements set forth in this Agreement and applicable Exhibits;

(b) 	shall not result in a materially adverse change to the
operations, performance, Connecting Points with the network of CTC, or end points of the Major Segment; and

(c) 	shall not unreasonably interrupt service on the System.

9.3    Maintenance of CTC Equipment Excluded.   Williams shall have
no obligation under this Agreement to maintain, repair, or replace CTC
Equipment.
 tc ""
ARTICLE X tc "ARTICLE X"
USE OF THE SYSTEM

10.1	Compliance with Law.   Each party warrants that its use of its
respective Fibers and the System shall comply in all material respects with applicable government codes, ordinances, laws, rules, regulations and restrictions and shall not have an adverse effect on the System or its use by the other party or third parties.

10.2	CTC's Rights Exclusive.  CTC may use the CTC Fibers for any
lawful purpose. Williams shall have no right to use the CTC Fibers during the Term of any Major Segment except in the event of a CTC default beyond any applicable cure period.

10.3	Notice of Damage.  CTC shall promptly notify Williams of any matters pertaining to any damage or impending damage to or loss of the use of the System that are known to it and that could reasonably be expected to adversely affect the System. Williams shall promptly notify CTC of any matters pertaining to any damage or impending damage to or loss of the CTC Fibers that are known to it and that could reasonably be expected to adversely affect the CTC Fibers.

10.4	Preventing Interference with Other Fibers.  Neither CTC nor
Williams shall use equipment, technologies, or methods of operation that interfere in any material way with or adversely affect the System or the use of the System by the other party or third parties or their respective Fibers, equipment, or facilities associated therewith. Each party shall take all reasonable precautions to prevent damage to the System or to fibers used or owned by the other party or third parties. Notwithstanding the above, the provisions of this Section shall not prevent a party from using commercially reasonable equipment, technologies, or methods of operation if the interference or adverse effect on the other party or a third party results primarily from such other party or third party's use of equipment, technologies, or methods of operation that are not commercially reasonable or that are not standard in the telecommunications industry.

10.5	Liens.   CTC shall not cause or permit any part of the System
to become subject to any mechanic's, materialmen's, or vendor's lien, or any similar lien. Williams shall not cause or permit any of CTC's rights under this Agreement to become subject to any mechanic's, materialmen's, or vendor's lien, or any similar lien. If a party breaches its obligations under this Section, it shall immediately notify the other party in writing, shall promptly cause such lien to be discharged and released of record without cost to the other party, and shall indemnify the other party against all reasonable costs and expenses (including reasonable attorneys' fees and court costs at trial and on appeal) incurred in discharging and releasing such lien.

ARTICLE XI tc "ARTICLE XI"
AUDIT RIGHTS tc "AUDIT RIGHTS"

11.1	Right to Audit.  Each party shall keep such books and records
(which shall be maintained on a consistent basis and substantially in accordance with generally accepted accounting principles) as shall readily disclose the basis for any charges (except charges fixed in advance by this Agreement or by separate agreement of the parties) or credits, ordinary or extraordinary, billed or due to the other party under this Agreement and, upon reasonable notice and at the office where such books and records are generally kept, shall make them available for examination, audit, and reproduction by the other party and its agents for a period of one (1) year after such charge or credit is billed or due.

ARTICLE XII tc "ARTICLE XII"
WARRANTIES tc "WARRANTIES"

12.1	Warranties Relating to Agreement Validity.  In addition to any other representations and warranties contained in this Agreement, each party hereto represents and warrants to the other that:

(a)	it has the full right and authority to enter into, execute,
deliver, and perform its obligations under this Agreement;

(b)	it has taken all requisite corporate action to approve the
execution, delivery, and performance of this Agreement;

(c)	this Agreement constitutes a legal, valid and binding
obligation enforceable against such party in accordance with its terms; and

(d)	its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes, or court orders of any local, state, or federal government agency, court, or body.

12.2	EXCLUSION OF WARRANTIES.   EXCEPT AS SPECIFICALLY SET FORTH IN
THIS AGREEMENT, WILLIAMS MAKES NO WARRANTY TO CTC OR ANY OTHER ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE INSTALLATION, DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS, USEFUL LIFE, FUTURE ECONOMIC VIABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY FIBERS, THE SYSTEM, OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

12.3	NO THIRD-PARTY WARRANTIES.  NO FACILITY OWNERS/LENDERS HAVE
MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO CTC CONCERNING WILLIAMS, THE CTC FIBERS, THE CABLE, OR THE SYSTEM OR AS TO ANY OF THE MATTERS SET FORTH IN SECTIONS 12.1 OR 12.2. NO CTC LENDERS HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO WILLIAMS CONCERNING CTC, THE CTC FIBERS, THE CABLE, OR THE SYSTEM OR AS TO ANY OF THE MATTERS SET FORTH IN SECTIONS 12.1 OR 12.2 OR AS TO ANY OTHER MATTER.

ARTICLE XIII tc "ARTICLE XIII"
DEFAULT tc "DEFAULT"

13.1	Default and Cure.  CTC's sole remedies for any failure of
Williams to complete all Major Segments by the applicable Scheduled Delivery Dates shall be as specified in Section 4.3 above. Otherwise, except as set forth in Section 13.2, a party shall not be in default under this Agreement unless and until the other party provides it written notice of such default and the first party shall have failed to cure the same within thirty (30) calendar days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if the first party shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for up to ninety (90) days as may be necessary to complete such curing. Any event of default may be waived at the non-defaulting party's option. Upon the failure of a party to timely cure any such default after notice thereof from the other party and expiration of the above cure periods or upon a default under the terms of the Master Agreement, which shall be considered a default under this Agreement, then the non-defaulting party may, subject to the terms of Articles XV (Limitation of Liability) and XXII (Arbitration), pursue any legal remedies it may have under applicable law or principles of equity relating to such breach.

13.2	Failure to Pay IRU Payment.  If CTC fails to fully pay any
portion of the IRU Payment by the due date or fails to pay any other amount(s) totaling more than one hundred thousand dollars ($100,000) more than fifteen (15) days beyond the due date(s) (excluding any amount disputed in good faith by CTC within the above time periods under the terms of Section 22.4 below), Williams may, in addition to any other remedies that it may have under this Agreement or by law, in its sole discretion, take the following actions ten (10) calendar days' after CTC's receipt of notice from Williams if such payment (together with applicable interest) is not made within such 10-day period:
(a )	disconnect the CTC Fibers from any POP, CTC Equipment, or
Connecting Point;

(b)	require CTC to remove any CTC Equipment from Williams' premises upon commercially reasonable notice; and

(c)	terminate CTC's IRU with respect to the CTC Fibers, if CTC
fails to pay all amounts in arrears, together with applicable interest, within thirty (30) days of receipt of further notice from Williams.
The $100,000 amount specified above in this Section 13.2 may be adjusted from time to time by mutual agreement of the parties.

	13.3	Escalation of Default Situations.   Notwithstanding the
foregoing provisions of this Section, neither party shall exercise any of the remedies described in Sections 13.1 or 13.2 until after it has notified the other party of its intent to do so and invited discussions between Vice Presidents of each party to discuss such other party's default(s). Such Vice Presidents shall meet within thirty (30) days after the defaulting party's receipt of the non-defaulting party's notice to discuss the status of the default(s), the reason(s) for the default(s), and possible efforts that could be undertaken to resolve the problems in a manner agreeable to the non-defaulting party. If such Vice Presidents cannot agree upon a mutually agreeable plan to address the default(s), or if the defaulting party does not respond to the non-defaulting party's invitation to meet or fails to meet with the non-defaulting party within the above 30-day period, then the non-defaulting party may exercise the remedies set forth in Sections 13.1 and/or 13.2, as applicable, without further notice to the defaulting party. Nothing in this paragraph shall obligate the non-defaulting party to waive any default of the other party hereunder or any rights or remedies it may have under this Agreement. The non-defaulting party shall have no obligation under this Section 13.3 if, after any meeting described hereunder, the default continues and the defaulting party fails to take the action agreed upon at the meeting, or upon the subsequent default by the defaulting party related to the initial default(s) for which the meeting was held (which is not cured within any applicable cure period) within the twelve (12) month period following any meeting described in this paragraph. All negotiations conducted pursuant to this Section shall be confidential. Notwithstanding the foregoing, this paragraph shall not prevent a party from immediately seeking injunctive relief to prevent perceived irreparable harm and shall not apply to any such action.

13.4	Interest.  If either Williams or CTC fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at the rate specified in Section 3.6 or, if lower, the highest percentage allowed by law.

13.5	Deposit Nonrefundable.  The portion of the IRU Payment to be paid pursuant to Subsection 3.2(a) shall be nonrefundable except as otherwise provided in this Agreement unless a court or arbitrator orders rescission of this Agreement due to Williams' material breach of its obligations under this Agreement.

ARTICLE XIV tc "ARTICLE XIV"
INDEMNIFICATION tc "INDEMNIFICATION"

14.1	Indemnification.  Each party ("Indemnitor") hereby releases and shall indemnify, defend, protect, and hold harmless the other party, its employees, members, managers, directors, officers, agents, contractors, Facility Owners/Lenders, and Affiliates and their employees, members, managers, directors, officers, agents and contractors (collectively and individually, "Indemnified Parties"), from and against, and assumes liability for:
(a)	any injury, death, loss, or damage to any person, tangible
property, or facilities of any entity (including reasonable attorneys' fees and costs at trial and appeal), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of Indemnitor, its officers, employees, servants, Affiliates, agents, contractors, or underlying facility owners or from any entity for whom it is in law responsible, or otherwise resulting from, arising in connection with or relating to its performance (including breach or failure thereto) under this Agreement;

(b)	any claims, liabilities or damages arising out of any violation by Indemnitor of regulations, rules, statutes, or court orders of any local, state, or federal governmental agency, court, or body in connection with its performance under this Agreement or otherwise; or

(c)	any liability to a third party arising directly or through one or more intermediate parties, from an action or claim brought by the Indemnitor, to the extent such third party has a right of indemnification, impleader, cross-claim, contribution, or other right of recovery against any Indemnified Party for any indirect, special, or consequential damages of the Indemnitor.

	14.2	Claims of Customers.   In addition to the foregoing
indemnities, with respect to third parties that use services provided over the CTC Fibers, CTC shall defend, indemnify and hold harmless Williams and its Indemnified Parties against any claims by such third parties for damages arising or resulting from any defect in or failure of the CTC Fibers or the System unless such defect or failure was caused or contributed by the intentional misconduct of Williams. With respect to third parties that use services provided over Fibers in the System owned and operated by Williams, Williams shall defend, indemnify and hold harmless CTC and its Indemnified Parties against any claims by such third parties for damages arising or resulting from any defect in or failure of such Fibers or the System unless such defect or failure was caused or contributed by the intentional misconduct of CTC.

14.3	Material and Continuing Obligation.  Each party's obligation to indemnify, defend, protect, and save the Indemnified Parties harmless is a material obligation to the continuing performance of the other party's obligations hereunder.

ARTICLE XV tc "ARTICLE XV"
LIMITATION OF LIABILITY tc "LIMITATION OF LIABILITY"

15.1	EXCLUSION OF INDIRECT DAMAGES.  UNLESS CAUSED OR CONTRIBUTED TO
BY A PARTY'S INTENTIONAL MISCONDUCT, NEITHER PARTY NOR ANY INDEMNIFIED PARTIES (AS DEFINED ABOVE) AFFILIATED WITH OR IN A CONTRACTUAL RELATIONSHIP WITH A PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES AS A RESULT OF THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, OR ITS ACTS OR OMISSIONS RELATED TO THIS AGREEMENT OR ITS USE OF THE SYSTEM, WHETHER OR NOT ARISING FROM SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR VIOLATION OF LAW.

15.2	Indemnity Provisos.  Notwithstanding the provisions of Section
15.1 or any other provision of this Agreement, the limitations on liability set forth in Section 15.1 shall apply to claims of a party or third party arising from any defect, error, interruption, delay, or attenuation of any telecommunications service, capacity, data, or transmission.

	15.3	No Recourse Against Released Parties.  Neither party shall have any recourse of any kind against any Released Party or any assets of a Released Party in respect of any Claim, it being expressly agreed and understood that no liability whatsoever shall attach to or be incurred by any Released Party in respect of any Claim under or by reason of this Agreement or any other instrument, arrangement or understanding related to the CTC IRU. Each party waives all such recourse to the extent set forth in this Section on behalf of its successors, assigns, and any entity claiming by, through, or under such party.

15.4	Pursuit of Actions Against Third Parties.  Except as provided in Subsection 14.1(c) and Section 15.3, nothing contained in this Agreement shall operate as a limitation on the right of either Williams or CTC to bring an action or claim for damages against any third party (other than a Indemnified Parties affiliated with or in a contractual relationship with the other party). Each of Williams and CTC shall assign such rights of claims, execute such documents, and do whatever else may be reasonably necessary to enable the other (at such other party's sole expense) to pursue any such action or claim against such third party.

ARTICLE XVI tc "ARTICLE XVI"
INSURANCE tc "INSURANCE"

16.1	Obligation to Obtain.  During the Term, the parties shall each obtain and maintain not less than the following insurance:
(a)	Commercial General Liability Insurance, including coverage for sudden and accidental pollution legal liability, with a combined single limit of $2,000,000 for bodily injury and property damage per occurrence and in the aggregate.

(b)	Worker's Compensation Insurance in amounts required by
applicable law and Employers Liability Insurance with limits not less than $500,000 each accident. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, the party shall participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

(c)	Automobile Liability Insurance with a combined single limit of
$1,000,000 for bodily injury and property damage per occurrence, to include coverage for all owned, non-owned, and hired vehicles.
The limits set forth above are minimum limits and shall not be construed to limit the liability of either party.

16.2	Policy Requirements.  Each party shall obtain and maintain the insurance policies required above with companies rated A- or better by Best's Key Rating Guide or with a similar rating by another generally recognized rating agency. The other party, its Affiliates, officers, directors, and employees, and any other party entitled to indemnification hereunder shall be named as additional insureds, as their interests may appear, to the extent of such indemnification. Each party shall provide the other party with an insurance certificate confirming compliance with the insurance requirements of this Article. The insurance certificate shall indicate that the other party shall be notified not less than thirty
(30) calendar days prior to any cancellation or material change in coverage. If either party provides any of the foregoing coverages through a claims-made policy basis, that party shall cause such policy or policies to be maintained for at least three (3) years beyond the expiration of this Agreement.

16.3	Waiver of Subrogation.  The parties shall each obtain from the insurance companies providing the coverages required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other party and, as applicable, its members, managers, shareholders, Affiliates, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement to the extent of such indemnity.

16.4	Blanket Policies.  Nothing in this Agreement shall be construed to prevent either party from satisfying its insurance obligations pursuant to this Agreement under a blanket policy or policies of insurance that meet or exceed the requirements of this Article. Subject to the approval of the other party, which approval shall not be unreasonably withheld or delayed, CTC and Williams each retain the right to self-insure the above requirements. Upon the request of a party, the other party shall provide information reasonably requested regarding its self-insurance program to the other party.

ARTICLE XVII tc "ARTICLE XVII"
TAXES AND GOVERNMENTAL FEES tc "TAXES AND GOVERNMENTAL FEES"

17.1	CTC Obligations.  After the Acceptance Date of each Major
Segment, CTC shall timely report, make filings for, and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem, or other taxes assessed against it by any governmental authority, and any and all franchise fees or similar fees assessed against it by any governmental authority due to its ownership of the CTC IRU, its use of the CTC Fibers, including the provision of services over the CTC Fibers, its use of any other part of the System, or its ownership or use of facilities connected to the CTC Fibers. The above obligation applies to sales and excise taxes applicable to the grant of the CTC IRU or to charges for maintenance, collocation, or other Williams services provided pursuant to this Agreement.

17.2	Williams Obligations.  Subject to Section 17.1 above, Williams shall timely report and pay any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes assessed against it by any governmental authority, and any and all franchise fees or similar fees assessed against it by any governmental authority due to its construction, ownership or use of the System, provided that after the Acceptance Date of each Major Segment, CTC shall reimburse Williams for its Pro Rata Share of property taxes (including ad valorem, use, property, or similar taxes, franchise fees, or assessments that are based on the value of property or of a property right) attributable to the System, including taxes based on the value, operation, or existence of the System but excluding any taxes on Williams' income from its use and operation of the System.

17.3	Reimbursement of Taxes Paid on CTC's Behalf.  If Williams is
assessed for any taxes or fees related to CTC's ownership of the CTC IRU or CTC's use of the CTC Fibers or that CTC is obligated to pay pursuant to Sections 17.1 or 17.2, CTC shall reimburse Williams for any payment of such taxes or fees.

17.4	Cooperation.  The parties shall cooperate in any contest of any taxes or fees and in making tax-related reports and filings, so as to avoid, to the extent reasonably possible, prejudicing the interests of the other party.

17.5	Unexpected Fee Increases.  If the charges for Required Rights payable to governmental or quasi-governmental agencies or for use of governmental or quasi-governmental rights of way during a calendar year for any Major Segment exceed twice the amount payable during the first full calendar year after the Acceptance Date, then CTC shall pay its Pro Rata Share of such excess.

17.6	Reseller Certificate. Within ninety (90) days of the Acceptance
Date for any Major Segment, CTC shall provide Williams a reseller certificate for any United States jurisdiction where the CTC Fibers on the Major Segment are located. CTC shall, upon Williams' reasonable written request no more than twice in any one (1) year period, provide Williams additional reseller certificates or similar documentation for any U.S. jurisdiction to assist Williams in avoiding charging CTC sales, use, excise, or other taxes on any CTC Fibers or any other product or service Williams provides under this Agreement.

ARTICLE XVIII tc "ARTICLE XVIII"
NOTICE tc "NOTICE"
18.1	Notice Addresses.  Unless otherwise provided in this Agreement, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

If to CTC:		CTC Communications Corp.
Attn: Chief Technology Officer
220 Bear Hill Road
Waltham, Massachusetts 02451
Facsimile:  (781) 890-1613

If to Williams:		Williams Communications, Inc.
Attn: Contract Administration
One Williams Center, Suite 26-5
Tulsa, Oklahoma  74172
Facsimile No.:  (918) 573-6578

with a copy to:		Williams Communications, Inc.
Attn:  General Counsel
One Williams Center, Suite 4100
Tulsa, Oklahoma  74172
Facsimile No.:  (918) 573-3005

or at such other address as may be designated in writing to the other party.

18.2	Notice and Invoice Delivery.  Unless otherwise provided herein, notices and invoices shall be hand delivered, sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile, and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by facsimile, on the next business day after being sent when sent by overnight delivery service, or three (3) United States Postal Service business days after deposit in the mail when sent by U.S. mail.

ARTICLE XIX tc "ARTICLE XIX"
CONFIDENTIALITY tc "CONFIDENTIALITY"

19.1	Confidentiality Obligation.  If either party provides
confidential information to the other or, if in the course of performing under this Agreement or negotiating this Agreement a party learns confidential information regarding the facilities or plans of the other, the receiving party shall (a) protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information, but in any case with at least reasonable care and (b) refrain from using such confidential information except in negotiating or performing under this Agreement. Notwithstanding the above, a party may provide such confidential information to its directors, officers, members, managers, employees, agents, contractors and consultants ("Representatives"), Affiliates, financial institutions, underlying facility owners, potential assignees of this Agreement (which potential assignees are bound under a separate agreement with the disclosing party restricting the use of confidential information), and Representatives of Affiliates, in each case whose access is reasonably necessary. Each such recipient of confidential information shall be informed by the party disclosing confidential information of its confidential nature, and shall be directed to treat such information confidentially and shall agree to abide by these provisions. In any event, each party shall be liable (with respect to the other party) for any breach of this provision by any entity to whom that party discloses confidential information. The terms of this Agreement (but not its execution or existence) shall be considered confidential information for purposes of this Article, except as set forth in Section 19.3. The obligations set forth in this Section shall survive expiration or termination of this Agreement for a period of two (2) years, except that, with respect to any confidential information designated by the disclosing party as a trade secret, and entitled to protection as such, the obligations set forth in this Section shall survive such expiration or termination indefinitely.

19.2	Permitted Disclosures.  Notwithstanding any other provision
herein, neither Williams nor CTC shall be required to hold confidential any information that:
(a) 	becomes publicly available other than through the recipient;
(b) 	is required to be disclosed by a governmental, regulatory
authority, or judicial order, rule, or regulation or
proceedings with respect to this Agreement or a party's
obligations as a publicly held company, provided that a party subject to such requirement shall promptly notify the other
party of such requirement;
(c) 	is independently developed by the receiving party;
(d) 	becomes available to the receiving party without restriction from a third party;
(e) 	is required by its lender and is given to such lender on a
confidential basis; or

(f)	to the extent disclosure by the receiving party as required by applicable law or regulation.

19.3	Goodwill and Publicity.  Neither party shall use the name,
trade name, service mark, or trademark of the other in any promotional or advertising material without the prior written consent of the other. The parties shall coordinate and cooperate with each other when making public announcements related to the terms of this Agreement and each party shall have the right to promptly review, comment upon, and approve any publicity materials, press releases, or other public statements by the other party that refer to, or that describe any aspect of, this Agreement. Notwithstanding the above, either party may, without the other party's approval but after allowing the other party a reasonable opportunity to comment on a proposed press release, issue a press release announcing execution of this Agreement. Such release may disclose the route of the CTC Fibers, the estimated revenues/payments under this Agreement, and the identity of the other party as long as such release does not disclose any per-Fiber Mile or other per-unit price under this Agreement.

19.4	Enforcement of Confidentiality Obligation.   Each party agrees
that the disclosing party would be irreparably injured by a breach of this
Article XIX by the receiving party or its Representatives or other parties to whom the receiving party discloses confidential information of the disclosing party and that the disclosing party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Article XIX. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Article XIX, but shall be in addition to all other remedies available at law or in equity.

ARTICLE XX tc "ARTICLE XX"
PROHIBITION ON IMPROPER PAYMENTS tc "PROHIBITION ON IMPROPER PAYMENTS"
	Neither party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commission, fees or rebates to any employee of the other party. If either party has reasonable cause to believe that one of the provisions in this Article has been violated, it, or its representative, may audit the books and records of the other party pursuant to the procedures set forth in
Article XI above for the sole purpose of establishing compliance with such provisions.

ARTICLE XXI tc "ARTICLE XXI"
FORCE MAJEURE; EMINENT DOMAIN tc "FORCE MAJEURE; EMINENT DOMAIN"

21.1	Excused Performance.  Neither Williams nor CTC shall be in
default under this Agreement with respect to any delay in its performance (other than a failure to make payments when due) caused by any of the following conditions (each a "Force Majeure Event"): (a) act of God; (b) fire; (c) flood; (d) material shortage or unavailability not resulting from the responsible party's failure to timely place orders or take other necessary actions therefor; (e) government codes, ordinances, laws, rules, regulations, or restrictions; (f) war or civil disorder; or (g) any other cause beyond the reasonable control of such party. The party claiming relief under this Article shall promptly notify the other in writing of the existence of the Force
Majeure Event relied on and the termination of the Force Majeure Event.
The party claiming relief under this Article shall exercise commercially reasonable efforts to minimize the time for any such delay.

21.2	Eminent Domain.  Should any portion of the System or any other interest belonging to Williams be acquired by eminent domain, nationalization, or expropriation (each of which, a "Taking") by any authority or entity possessing such power, then each party shall be excused from performance of its obligations with respect to such portion of the System. The proceeding for any such Taking or an involuntary discontinuance of the use of a portion of the System in anticipation of a Taking, the interests of CTC and Williams in the affected portion shall be severed. Any awards resulting from the proceeding or otherwise provided shall be allocated between CTC and Williams in accordance with such interests. In addition, CTC and Williams shall each be entitled to claim and receive the portion of the total award attributable to its interest in the System and may claim damages payable on account of relocation or re-routing expenses relating to the System. Except to the extent set forth in this Section, the provisions of Sections 3.4 and 9.2 shall apply to any relocation resulting from a Taking.
ARTICLE XXII tc "ARTICLE XXII"
ARBITRATION AND DISPUTE RESOLUTION tc "ARBITRATION AND DISPUTE RESOLUTION"
22.1	Binding Arbitration. Any dispute arising between Williams and
CTC in connection with this Agreement that is not settled to their mutual satisfaction within the applicable notice or cure periods provided in this Agreement, shall be settled by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that a party gives notice of its demand for arbitration under this Article. If the parties cannot agree on a single arbitrator within fifteen (15) calendar days after the applicable notice or cure period has expired, Williams and CTC shall each select an arbitrator within such fifteen (15) day period and the two (2) arbitrators shall select a third arbitrator within ten (10) calendar days. If the parties fail to appoint arbitrators or the arbitrators cannot agree on a third arbitrator, then either party may request that the American Arbitration Association select and appoint a neutral arbitrator who shall act as the sole arbitrator. In any such arbitration proceeding, the parties may take discovery pursuant to applicable laws or rules. The parties shall be entitled to submit expert testimony and/or written documentation in such arbitration proceeding. The decision of the arbitrator or arbitrators shall be final and binding upon Williams and CTC and shall include written findings of law and fact, and judgment may be obtained thereon by either Williams or CTC in a court of competent jurisdiction. Williams and CTC shall each bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator or arbitrators, shall be shared equally by Williams and CTC unless the award otherwise provides. The arbitrator or arbitrators shall be instructed to establish procedures such that a decision can be rendered within sixty (60) calendar days of the appointment of the arbitrator or arbitrators. In no event shall the arbitrator or arbitrators have the power to award any damages described in and limited by
Article XV (Limitation of Liability) which Article shall be binding on the arbitrator(s).
22.2	Exceptions to Arbitration Obligation.  The obligation to
arbitrate shall not be binding upon any party with respect to (a) requests for preliminary injunctions, temporary restraining orders, specific performance, or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute or (b) actions to collect payments not subject to a bona fide dispute.
22.3	Arbitrator Confidentiality Obligation.   Any arbitrator
appointed to act under this Article must agree to be bound to the provisions of Article XIX (Confidentiality) with respect to the terms of this Agreement and any information obtained during the course of the arbitration proceedings.
22.4	Payment Disputes.    In the event CTC in good faith disputes
any payment due under the terms of this Agreement, it shall promptly notify Williams of such dispute. Upon receipt of any such notice from CTC, CTC and Williams shall attempt in good faith to resolve any bona fide dispute arising out of or relating to any monetary obligation under this Agreement as expeditiously as possible by negotiations between a Vice President of CTC or his or her designated representative with sufficient authority to negotiate a resolution of the dispute and an executive of Williams with similar authority. Either CTC or Williams may give the other party written notice of any such payment dispute which notice shall include documentation substantiating the dispute. In the event the amount in dispute is in excess of $25,000.00 and is not resolved on or before its actual due date hereunder and has not been previously paid by CTC to Williams, then the amount in dispute shall be deposited with an escrow agent mutually acceptable to the parties who shall hold said sum along with all interest earned thereon, in escrow, pending resolution of the dispute hereunder and shall distribute said sums in accordance with the resolution of the parties under this Section or the decision of the arbitrator under Section 22.1. All other payments shall be paid in accordance with the due date set forth herein regardless of any dispute hereunder. Within twenty (20) days after delivery of notice of a payment dispute as described above, the designated executives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days after the first meeting, either CTC or Williams may demand arbitration in accordance with the provisions of
Section 22.1. To the extent any payment dispute described hereunder is resolved in favor of a party, whether pursuant to the provisions of this Section or pursuant to arbitration, the escrow agent shall pay all amounts previously placed in escrow under this Section to the prevailing party with the other party paying interest at the rate set forth in Section 3.6 on such amount less, however, any interest earned (net of any account charges) thereon while in escrow and distributed to the prevailing party. All negotiations conducted pursuant to this Section shall be confidential.

ARTICLE XXIII tc "ARTICLE XXIII"
RULES OF CONSTRUCTION tc "RULES OF CONSTRUCTION"
23.1	Interpretation.  The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement that import the singular connotation shall be interpreted as plural, and words that import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require. References to "person" or "entity" each include natural persons and legal entities, including corporations, limited liability companies, partnerships, sole proprietorships, business divisions, unincorporated associations, governmental entities, and any entities entitled to bring an action in, or that are subject to suit in an action before, any state or federal court of the United States. The word "including" means "including, but not limited to". "Days" refers to calendar days, except that references to "banking days" exclude Saturdays, Sundays and holidays during which nationally chartered banks in New York, New York are authorized or required to close. Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed.

23.2	Cumulative Remedies; Insurance.  Except as set forth to the
contrary herein, any right or remedy of Williams or CTC shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not. The provisions of Article XVI (Insurance) shall not be construed as limiting the Indemnitor's obligations pursuant to Article XIV (Indemnification) or other provisions of this Agreement.

23.3	No Third-Party Rights.  Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement except under the indemnification and insurance provisions and except that (a) the Released Parties shall have the benefit of Sections 15.3, 24.1, and 25.2 and (b) the Facility Owners/Lenders shall be entitled to rely on and have the benefit of Sections 12.2 and 25.2.

23.4	Agreement Fully Negotiated.  This Agreement has been fully
negotiated between and jointly drafted by Williams and CTC.

23.5	Document Precedence.  In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

23.6	Industry Standards.  Except as otherwise set forth herein, for the purpose of this Agreement the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

23.7	Cross References.  Except as the context otherwise indicates, all references to Exhibits, Articles, Sections, Subsections, Clauses, and Paragraphs refer to provisions of this Agreement.

23.8	Limited Effect of Waiver.  The failure of either Williams or
CTC to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

23.9	Applicable Law.  This Agreement shall be governed by and
construed in accordance with the domestic law of the State of New York without reference to its choice of law principles. The laws of such state shall govern all disputes referred to arbitration and the statute of limitations and the remedies for any wrongs that may be found.

23.10	Severability.  If any term, covenant or condition in this
Agreement shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law and, if appropriate, such invalid or unenforceable provision shall be modified or replaced to give effect to the underlying intent of the parties hereto and to the intended economic benefits of the parties.

23.11	Executory Agreement.  The parties acknowledge that both
Williams and CTC shall have material nonmonetary obligations under this Agreement throughout its Term and that this Agreement, therefore, constitutes an executory contract for purposes of applicable bankruptcy and insolvency laws.

23.12	No Partnership Created.  The relationship between Williams and
CTC shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including federal income tax purposes. Williams and CTC, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

ARTICLE XXIV tc "ARTICLE XXIV"
ASSIGNMENT tc "ASSIGNMENT"
24.1	Conditions to Effective Assignment.  An assignment (or other transfer) of this Agreement or a party's rights or obligations hereunder to any other party shall not be effective without (a) either the prior written consent of the non-assigning party, or, if such consent is not required pursuant to specific terms of this Article XXIV, written notice to the non-assigning party, (b) the written agreement of the assignee to be bound by all terms and conditions of this Agreement including, without limitation, the indemnification provisions and limitations on liability and recourse set forth in this Agreement (including those benefiting the Released Parties), and (c) such assignee's agreement to cure all prior defaults of the assigning party under this Agreement.

24.2	Impermissible Assignments.  Except as set forth in Section
24.4, the non-assigning party may withhold consent to an assignment in its sole discretion, if the assignment:

(a)	is made by CTC within one (1) year of the Effective Date, other than as part of a sale of substantially all of CTC's assets; or

(b)	is an assignment of less than all of a party's rights or
obligations hereunder.
24.3	Consent not to be Unreasonably Withheld.  Except to the extent
Section 24.2 provides the non-assigning party the right to withhold its consent in its sole discretion and except as set forth in Section 24.5, the non-assigning party shall not unreasonably withhold or delay its consent to an assignment if neither the assigning party nor the proposed assignee is in material default under this Agreement or any other agreement with the non-assigning party. For purposes of this Section, a party's consent to a requested assignment or transfer shall not be considered unreasonably withheld if such requested assignment or transfer is to a party which does not have the technical ability or financial capability to perform the assigning party's obligations under this Agreement.

24.4	Assignments to Particular Classes of Entities.  The provisions of Section 24.2 notwithstanding:
(a)	Williams may assign some or all of its rights and obligations hereunder to State Street Bank and Trust Company of
Connecticut, National Association, in connection with a
financing by Williams of construction of its fiber optic
network; in addition, State Street Bank and Trust Company of Connecticut, National Association, may further assign this
Agreement as collateral for such financing.  If Williams makes an assignment pursuant to this Subsection 24.4(a), Williams (or its assignee pursuant to an assignment made under the other
provisions of this Article) shall guarantee performance of the assignee's obligations.
(b)	Neither the provisions of this Article nor any other provisions of this Agreement shall limit the ability of any Facility Owners/Lenders or of any Released Parties to assign their rights under this Agreement and such Facility Owners/Lenders and Released Parties may assign their rights hereunder at any time and from time to time without the consent of, notice to, or any other action by any other entity.  The provisions of
this Agreement benefiting the Facility Owners/Lenders and
Released Parties shall inure to the benefit of such entities and their respective Affiliates, successors, and assigns.
(c) 	Williams may assign all of its rights and obligations to the underlying facilities owner or operator with respect to
portion(s) of the System with the prior written consent of CTC, which consent shall not be unreasonably withheld if neither
Williams nor the proposed assignee is in material default under this Agreement or any other agreement with CTC.  For purposes of this Subsection (c), CTC's consent to a requested assignment shall not be considered unreasonably withheld if such requested assignment is to a party which does not have the technical ability or financial capability to perform Williams'
obligations under this Agreement.
(d)	Either party may assign its interest in this Agreement without the prior consent of the other party (i) to any corporation or other entity which is a successor to such party either by merger or consolidation, or (ii) to a purchaser of all or substantially all of such party's assets, or (iii) to a corporation or other entity which is an Affiliate of such party; provided that in the event of an assignment under clause
(iii), the assigning party shall remain fully liable, jointly and severally with any assignee(s), for all obligations under this Agreement.

24.5	Restriction on Transfer of Dark Fiber Rights.  For a period of five (5) years from and after the Acceptance Date of the CTC Fibers, CTC shall not convey any interest in the rights granted herein with respect to any CTC Fibers except by means of the provision of capacity or a permitted assignment of this Agreement. Without limiting the generality of the foregoing, CTC is expressly prohibited during the aforementioned 5-year term from providing IRU grants, sales, leases, assignments, or other grants of rights in the form of "dark" or "dim" fiber. Notwithstanding, anything to the contrary contained herein, nothing in this Agreement shall be construed to prohibit or restrict CTC's ability to provide capacity services to its Customers including, without limitation, selling optical waves or "lambdas".

24.6	Agreement Binds Successors.   This Agreement and the rights and
obligations under this Agreement (including the limitations on liability and recourse set forth in this Agreement benefiting the other party and the Released Parties) shall be binding upon and shall inure to the benefit of Williams and CTC and their respective permitted successors and assigns.

24.7	Change in Control Not an Assignment.  Notwithstanding any
presumptions under applicable state law that a change in control of a party constitutes an assignment of an agreement, a change in control of a party, not made for purposes of circumventing restrictions on assignment or of depriving the other party of rights under this Agreement, shall not be deemed an assignment for purposes of this Agreement.

24.8	Right to Subcontract.  Williams may subcontract for testing, maintenance, repair, restoration, relocation, or other operational and technical services it is obligated to provide hereunder or may have the underlying facility owner or its contractor perform such obligations; provided that Williams shall remain primarily liable for the performance of such obligations.

24.9	Financing Arrangements.  Either party shall have the right,
directly or through an Affiliate, to enter into financing arrangements (including secured loans, leases, sales with lease-back, or leases with lease-back arrangements, purchase-money or vendor financing, conditional sales transactions, or other arrangements) with one or more financial institutions, vendors, suppliers or other financing sources (individually and collectively, "Lenders"), that, with respect to Williams, relate to the System (subject to the CTC IRU but not the CTC Fibers) and, with respect to CTC, relate to the CTC IRU (and not to any property right in the System). The CTC IRU shall be subordinate to the security interests or mortgages of Williams' Lenders in the System or parts thereof provided that no such Lender shall disturb or interfere with CTC's rights under this Agreement at any time so long as CTC is not in default under the terms hereof beyond any applicable cure period.

ARTICLE XXV tc "ARTICLE XXV"
ENTIRE AGREEMENT; AMENDMENT; EXECUTION tc "ENTIRE AGREEMENT; AMENDMENT;
EXECUTION"
25.1	Integration; Exhibits.  This Agreement constitutes the entire and final agreement and understanding between Williams and CTC with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are made a part of this Agreement by reference.
25.2	No Parole Amendment.  This Agreement may only be amended,
modified, or supplemented by an instrument in writing executed by duly authorized representatives of Williams and CTC. No such amendment, modification, or supplement shall result in any modification that results in a diminution of (a) any indemnity benefitting any Facility Owners/Lenders or their respective Affiliates or
(b) any limitation of liability or recourse benefiting any Released
Parties.

25.3	Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

25.4	Facsimile Delivery.  This Agreement may be duly executed and delivered by a party by execution and facsimile delivery of the signature page of a counterpart to the other party, provided that, if delivery is made by facsimile, the executing party shall promptly deliver, via overnight delivery, a complete original counterpart that it has executed to the other party.


	IN WITNESS WHEREOF and in confirmation of their consent to the terms and conditions contained herein and intending to be legally bound hereby, Williams and CTC have executed this Dark Fiber IRU Agreement as of the Effective Date.

"Williams":

WILLIAMS COMMUNICATIONS, INC.

Date:  March 31, 2000			By:
/S/_________________________________
Print Name:
_____________________________
Title:
_________________________________



"CTC":

CTC COMMUNICATIONS CORP.

Date:  March 31, 2000			By:
/S/_________________________________
Print Name:
_____________________________
Title:
__________________________________



EXHIBIT A

ROUTE MAP


[PICTORIAL MAP DEPICTING DARK FIBER NETWORK]



EXHIBIT B
MAJOR SEGMENTS*
(All Major Segments With Deferred Major Segments Highlighted)


*THIS EXHIBIT B HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION




EXHIBIT B-1

DEFERRED MAJOR SEGMENTS*

*THIS EXHIBIT B-1 HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION


EXHIBIT C

FIBER SPECIFICATIONS


[ENGINEER SPECIFICATIONS INCLUDING DESCRIPTION, OPTICAL SPECIFICATIONS, ENVIRONMENTAL SPECIFICATIONS, DIMENSIONAL SPECIFICATIONS, MECHANICAL SPECIFICATIONS, AND PERFORMANCE CHARACTERIZATIONS FOR CORNING(R) LEAF(TM) CPC6 SINGLE-MODE NON-ZERO DISPERSION-SHIFTED OPTICAL FIBER, CORNING(R) SMF-28(TM) CPC6 SINGLE-MODE OPTICAL FIBER, AND , CORNING(R) SMF-LS(TM) CPC6 SINGLE-MODE NON-ZERO DISPERSION-SHIFTED OPTICAL FIBER]








EXHIBIT D

CABLE INSTALLATION SPECIFICATIONS

1.	Material

? Steel or PVC conduit shall be minimum schedule 40 wall thickness.
? Any exposed steel conduit, brackets or hardware (e.g., bridge attachments) shall be hot-dipped galvanized after fabrication.
? All split steel shall be flanged.
? Handholes shall have a minimum H-15 loading rating.
? Manholes shall have a minimum H-20 loading rating.
? Warning signs shall display universal do not dig symbol, "Warning-Buried Fiber-Optic Cable," company name and logo, local and emergency One Call toll-free numbers.

2.	Minimum Depths

Minimum cover required in the placement of the conduit/cable shall be forty-two inches (42"), except in the following instances:

? The minimum cover in ditches adjacent to roads, highways, railroads and interstates is forty-eight inches (48") below the clean out line or existing grade, whichever is greater.
? The minimum cover across streams, river washes, and other waterways shall be sixty inches (60") below the clean out line or existing grade, whichever is greater.
? At locations where the cable crosses other subsurface utilities or other structures, the cable/conduit shall be installed to provide a minimum of twelve inches (12") of vertical clearance from the utility/obstacle. The cable/conduit can be placed above the utility/obstacle, provided the minimum clearance and applicable minimum depth can be maintained; otherwise the cable/conduit shall be installed under the existing utility or other structure.
? In rock, the cable/conduit shall be placed to provide a minimum of eighteen inches (18") below the surface of the solid rock, or provide a minimum of forty-two inches (42") of total cover, whichever requires the least rock excavation.
? Where existing pipe is used, current depth is sufficient.

3.	Buried Cable Warning Tape

All cable/conduit shall be installed with buried cable warning tape. The warning tape shall be:

? laid a minimum of twelve inches (12") above the cable/conduit
? generally placed at a depth of twenty-four inches (24") below grade and directly above the cable/conduit
? a minimum of three inches (3") wide and display "Warning-Buried Fiber-Optic Cable," a company name, logo and emergency one-call toll-free number repeated every twenty-four inches (24").
4.	Conduit Construction

? Conduits may be placed by means of trenching, plowing, jack and bore, multi-directional bore or directional bore.
? Conduits shall generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.
? Steel conduit shall be joined with threaded collars, Zap-Lok or welding. (Welding is the preferred method.)
? All crossings of paved city, county, state, federal, and interstate highways, or railroad crossings shall be encased in conduit.
? All crossings of major streams, rivers, bays and navigable waterways shall be placed in HDPE, PVC or steel conduit, or shall use specially armored submarine cable.
? At all foreign utility/underground obstacle crossings, conduit shall be placed and shall extend at least five feet (5') beyond the outer limits of the obstacle in both directions.
? All jack and bores shall use HDPE or steel conduit.
? All directional or mini-directional bores shall use HDPE or steel conduit.
? Any cable placed in swamp or wetland areas shall be placed in HDPE, PVC, or steel conduit.

5.	Innerduct Installation

? No cable shall be placed directly in any split/solid steel conduit without innerduct.
? Innerduct(s) shall extend beyond the end of all conduits a minimum of eighteen inches (18").

6.	Cable Installation in Conduit

? The cable shall be installed using either a sealed pneumatic cable blowing system or a powered pulling winch and hydraulic powered assist pulling wheels.
? The maximum pulling force to be applied to the cable shall be six hundred pounds (600 lbs.).
? Sufficient pulling assists shall be available and used to insure the maximum pulling force is not exceeded at any point along the pull.
? The cable shall be lubricated at the reel and all pulling assist locations.
? A pulling swivel breakaway rated at six hundred pounds (600 lbs.) shall be used at all times.
? Splices shall be allowed only at planned junctions and reel ends.
? All splices shall be contained in a handhole or manhole.
? A minimum of twenty meters (20m) of slack cable shall be left in all intermediate handholes and manholes.
? A minimum of thirty meters (30m) of slack cable shall be left in all splice locations.
? A minimum of fifty meters (50m) of slack cable shall be left in Transmission Sites and points of presence.
? PVC conduit/innerduct may be split, with the cable installed inside the split duct and plowed in.
7.	Manholes and Handholes

? Manholes shall be placed in traveled surface streets and shall have locking lids.
? Handholes shall be placed in all other areas, and be installed with a minimum of eighteen inches (18") of soil covering lid.

8. 	EMS Markers

EMS Markers shall be placed directly above the lid of all buried handholes or shall be fabricated into the lids of the handholes.

9.	Cable Markers (Warning Signs)

? Cable markers shall be installed at all changes in cable running line direction, splices, pull boxes, assist-pulling locations, and at both sides of street, highway or railroad crossings.
? Markers shall be spaced at intervals of no more than five hundred feet (500') apart in metropolitan areas (areas where there is either extensive development and improvement or rapid growth (new building construction)) and within line of sight (not to exceed one thousand feet (1,000')) in non-metropolitan areas.
? Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.
? Splices and pull boxes shall be marked on the cable marker post.

10.	Fiber Optic Groundwire

The Williams Communications, Inc. (Vyvx) Optical Groundwire
Specifications (Issue 1; October 15, 1996) shall apply to optical groundwire (aerial fibers installed within power transmission groundwire cable). Sections 2 through 9 of this Exhibit shall be inapplicable to optical groundwire. Upon written request, Williams shall promptly provide a copy of its Optical Groundwire Specifications.

11.	Updating of Specifications

	Williams may revise these Cable Installation Specifications to include new procedures, materials, or processes so long as the changes achieve the objectives of the specifications set forth above and are in accordance with, or superior to, then-current telecommunications industry standards. A copy of any such revised specifications shall be provided to CTC in a reasonably prompt manner.


EXHIBIT E

OPERATIONS SPECIFICATIONS, MAINTENANCE

	THIS EXHIBIT E is attached to and made a part of that certain Dark Fiber IRU Agreement dated as of March 31, 2000, by and between Williams and CTC ("Agreement"). Capitalized terms used and not defined herein shall have the meanings set forth for such terms in the Agreement.

1.	Routine Maintenance

Williams shall perform the work and provide the services set forth in the following paragraphs A through E as Routine Maintenance:

A.	NCC Functions.  Williams shall operate a manned Network
Control Center ("NCC") twenty-four (24) hours a day, seven (7) days a week that monitors the System by means of remote surveillance equipment and dispatches maintenance and repair personnel to handle and repair problems detected by the NCC or reported by CTC or other parties. CTC shall report problems it has actual knowledge of to the NCC by calling the NCC at (800) 582-9069.

B.	Cable Maintenance.  Williams shall perform appropriate routine maintenance on the Cable in accordance with Williams' then-current preventative maintenance procedures as specified in Williams' Operations Manual (the "Operations Manual"), a copy of which shall be provided to CTC in accordance with the terms of Section 4.E of this Exhibit. Williams may revise the Operations Manual to include new procedures, materials, or processes so long as the changes achieve the objectives of the specifications set forth herein and are in accordance with, or superior to, then-current telecommunications industry standards. A copy of any such revised Operations Manual shall be provided to CTC in a reasonably prompt manner. Williams' preventative maintenance procedures shall not substantially deviate from industry practice.

C.	Transmission Site Maintenance.  Williams shall perform
appropriate routine maintenance on regenerator, optical amplifier, and junction buildings, including the DC power plant, HVAC equipment, and basic building safety equipment including alarms and emergency generators in accordance with Williams' then current preventative maintenance procedures. Williams' preventative maintenance procedures shall not substantially deviate from industry practice.

D.	Route Patrol.  Williams shall patrol the System route on a
reasonable, routine basis and shall perform all required Cable locates. Williams shall belong to a state or regional one-call (call-before you dig) center when available.

E.	Spare Cable. Williams shall maintain an inventory of spare
cable at strategic locations to facilitate timely restoration.

2.	Planned Network Maintenance Activity

A.	Timing.  Williams shall avoid performing maintenance between
0600-2200 local Tulsa time, Monday through Friday, inclusive, that will have a disruptive impact on the continuity or performance level of the CTC Fibers. However, the preceding sentence does not apply to restoration of continuity to a severed or partially severed fiber optic cable, restoration of dysfunctional power and ancillary support equipment, or correction of any potential jeopardy conditions.

B.	Notice.  Williams shall provide CTC with telephone, facsimile, or written notice of all non-emergency planned network maintenance (a) no later than three (3) banking days prior to performing maintenance that, in its reasonable opinion, has a substantial likelihood of affecting CTC's traffic for up to 50 milliseconds, and (b) no later than ten (10) banking days prior to performing maintenance that, in its reasonable opinion, has a substantial likelihood of affecting CTC's traffic for more than 50 milliseconds. If Williams' planned activity is canceled or delayed, Williams shall promptly notify CTC and shall comply with the provisions of the previous sentence to reschedule any delayed activity.

3.	Fiber and Cable

A.	Emergency Repair.  Williams shall correct or repair Cable
discontinuity or damage in accordance with the procedures set forth in the Operations Manual. Williams shall use commercially reasonable efforts to repair Cable traffic discontinuity within the following times:

? Dispatch of personnel to problem area - immediately upon learning of discontinuity
? Arrival of first maintenance employee on site - within four (4) hours of learning of discontinuity
? Restoration of Cable continuity - continuity of at least one fiber shall be established within six (6) hours of learning of discontinuity; restoration shall continue until all in-service fibers are restored in accordance with the alternating fiber restoral procedure described in the Operations Manual.

B.	Permanent Repair.  Within twenty-four (24) hours after
completion of an emergency repair, Williams shall commence its planning for permanent repair, shall notify CTC of such plans, and shall implement such permanent repair within a reasonable time thereafter.

C.	Splicing Specifications.  Williams shall comply with the Cable splicing specifications as provided in Exhibit G. Williams shall provide to CTC any modifications to these specifications for CTC's approval, which shall not be unreasonably withheld or delayed, so long as the modifications do not substantially deviate from industry standards.

4.	Miscellaneous

A.	Full-Time Dispatch Capability.  Williams' maintenance
employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Williams shall use commercially reasonable efforts to have its first maintenance employee at the site requiring an emergency maintenance activity within four (4) hours from the time of alarm identification by Williams' NCC or notification by CTC, whichever occurs first. Emergency maintenance is defined as any service-affecting situations requiring an immediate response.

B.	Standard of Care; Cooperation.  In performing its services
hereunder, Williams shall take workmanlike care to prevent impairment to the signal continuity and performance of the System. In addition, Williams shall reasonably cooperate with CTC in sharing information and analyzing the disturbances regarding the cable and/or fiber facilities.

C.	CTC Equipment.  Nothing contained herein shall make Williams responsible for CTC Equipment unless and to the extent such CTC Equipment is damaged by the gross negligence or willful misconduct of Williams, its affiliates, contractors or agents. The parties may subsequently agree that Williams will maintain CTC Equipment upon mutually agreeable prices, terms and conditions.

	D.	Escalation List.  Williams' current operations escalation list for use in reporting and seeking redress of exceptions noted in Williams' performance of Routine Maintenance and Non-Routine Maintenance is set forth in the Operations Manual. In the event such list is changed after the Effective Date, Williams shall provide CTC a copy of the changed list in a reasonably prompt manner.

	E.	Operations Manual.   The parties acknowledge that Williams has
not provided CTC with a copy of the Operations Manual which is currently being developed by Williams. Williams shall provide the same as soon as available and agrees that the no provision in the Operations Manual shall be materially inconsistent with the terms of this Exhibit or the Agreement except with respect to provisions adopted or amended after the date hereof to address bona fide operational or safety issues relating to the operation, maintenance or repair of the System or Williams' associated facilities.

EXHIBIT F

AS-BUILT DRAWING SPECIFICATIONS

1.	Alignment Sheets

A.	As-Built Alignment Sheets shall include:

? survey information (either from existing data or new information) ? cable and conduit information
? splice locations
? assist point locations with permanent structures
? survey stations
? Transmission Site locations
? optical distances to the nearest Transmission Sites from each splice location.

B.	As-Built Alignment Sheets shall be updated with actual
construction field data.

C.	The scale of As-Built Alignment Sheets shall not exceed 1" =
200' in metropolitan areas (areas where there is either extensive development and improvement or rapid growth (new building construction)) or 1" = 500' in non-metropolitan areas.

2.	Format

Drawings shall be "blue lines", as such term is understood in the industry or in CAD format revision 13 or a later revision. Williams may, after the Acceptance Date, adopt any replacement method of creating or providing drawings that is generally accepted in the industry and that provides equivalent information.

3.	Transmission Site Floor Plans

	Floor plans for Transmission Sites and POPs shall show rack placement and assignment for CTC's floor space, and CTC demarcation points.


EXHIBIT G

FIBER SPLICING, TESTING, AND ACCEPTANCE STANDARDS

1.	Initial Construction Testing

 A.	During initial construction, Williams shall use an optical time domain reflectometer ("OTDR") to test splices and an OTDR and a 1-km launch reel to test pigtail connectors. Such initial construction tests shall be uni-directional and performed at 1550 nm.

B.	If the loss value of two connectors and the associated pigtail splice to outside plant cable exceeds 0.8 dB, Williams shall break the splice and re-splice until the loss value is 1.0 dB or less. If Williams is unable to achieve a loss value of 0.8 dB or less after five total splicing attempts, the splice shall be marked as Out-of-Spec (OOS).

C.	If the loss value for a splice, when measured in one direction with an OTDR, exceeds 0.15 dB, Williams shall break the splice and re-splice until the loss value is 0.15 dB or less, provided that, if Williams is not able to achieve a loss value of 0.15 dB after three total splicing attempts, then the average maximum loss value, when measured bi-directionally, shall be
0.3 dB. If, after two additional resplicing attempts, Williams is not able to achieve a loss value of 0.3 dB or less, then Williams shall mark the splice as Out-of-Spec (OOS).

2.	End-to-End Testing

A.	After Williams has established end-to-end connectivity on the fibers during initial construction, it shall:
? perform bi-directional end-to-end tests,
? test continuity to confirm that no fibers have been "frogged" or crossed at any splice points,
? record loss measurements using a light source and a power meter, and ? take OTDR traces and record splice loss measurements.

B.	Williams shall perform the bi-directional end-to-end tests and
OTDR traces at both 1310 nm and 1550 nm, provided that 1310nm OTDR tests are not required for spans longer than 64 kilometers. Williams shall measure and verify losses for each splice point in both directions and average the loss values. Williams shall mark any splice points as Out-of-Spec (OOS) that have an average loss value, based on bi-directional OTDR testing, in excess of 0.3 dB.

3.	Post-Construction Testing

After performing permanent resplicing (in conjunction with repair of a cable cut, replacement of a segment of cable, or other work after initial installation and splicing of the cable), the test procedures set forth in
Section 2 (End-to-End Testing) of this Exhibit, shall apply to the relevant fibers and cable segments. The provisions in Sections 5 (OTDR Equipment and Settings) and 6 (Acceptance Test Deliverables) of this Exhibit, that are relevant to such testing shall also apply. Williams may, after the Acceptance Date, adopt any alternative methods of testing that are generally accepted in the industry and that provide sufficient data to fulfill the objectives of the tests set forth in this exhibit so long as Williams provides a copy of such alternative testing methods of testing to CTC.

4.	Out-of-Spec Splices

Notwithstanding anything contained herein to the contrary, CTC shall not be required to accept any fiber that, when tested, has a loss value, when measured bi-directionally, of greater than 0.39 dB. Out-of-Spec splices shall be noted and made known to CTC, but shall not preclude Acceptance of any portion of the CTC Fibers so long as the Out-of-Spec condition does not affect transmission capability (based on use of then-prevailing telecommunications industry standards applicable to equipment generally used with the relevant type of fiber) or create a significant possibility of an outage. If the splice(s) marked Out-of-Spec are not service affecting as described above, CTC must accept the affected fibers. In the event that CTC is later able to reasonably establish (e.g., due to equipment upgrades, etc.) that the Out-of-Spec splice is service affecting, Williams will take action in a reasonably prompt manner to bring the splice into compliance with the applicable specifications under Section 1 of this Exhibit G.

5.	OTDR Equipment and Settings

Williams shall use OTDR equipment and settings that are, in its reasonable opinion, suitable for performing accurate measurements of the fiber installed. Such equipment and settings shall include, without limitation, the Laser Precision TD3000 and CMA4000 models and compatible models for OTDR testing, and the following settings:

A.	Index of refraction settings:





1310 nm			1550 nm

   Lucent Truwave		1.4738		1.4732
  Corning SMF-28	1.4675	1.4681
  Corning SMF-LS	1.471	1.470
  Corning LEAF	1.470	1.469
  Sumitomo fiber	1.467	1.467



B.	Tests of a pigtail connector and its associated splice:


TD3000		CMA4000
4 km Range		4 km Range
10ns Pulse		10ns Pulse
0.25 m Resolution	0.25 m Resolution
Medium Averaging	Medium Averaging

C.	End-to-End Segment OTDR Testing:

TD3000		CMA4000

	64 km Range	64 km Range
	500 ns Pulse	1001 ns Pulse
	4 m Resolution	4 m Resolution
	Medium Averaging	Medium Averaging

Note: If the end points are more than 64 kilometers apart, Williams currently performs bi-directional testing only at 1550 nm and power through testing at 1550 nm.

6.	Acceptance Test Deliverables

Williams shall provide data sheets or computer media containing the following information for the relevant fibers and cable segments:

A.	Verification of end-to-end fiber continuity with power level readings for each fiber taken with a light source and power meter. Williams will provide the make and model of the testing equipment and the date of test completion.

	B.	Verification that the loss at each splice point is either (i)
below 0.3 dB or (ii) in accordance with the requirements of Section 4 or 5 of this Exhibit.

C.	Williams will provide GNNet Test/LP format supplied on CD-ROM which will include the final bi-directional OTDR test data at 1310 and 1550 (where applicable), pigtail test including insertion loss, adjacent splice and reflectance value of end face of connector. Williams will also supply spreadsheet format OTDR including distance A to B / B to A, average distance in kilometers, average distance in miles, span loss from A to B / B to A and optical return loss from A to B / B to A. Optical return loss will be performed with a one (1) kilometer launch reel to obtain insertion loss of the connector, loss of adjacent splice and reflection value on the face of the connector. Williams will provide verification that the total connector has less than or equal to 0.8 db loss and reflectance of -50 db or better. Williams will not test Polarization Mode Dispersion (PMD). The manufacturer of the fiber optic strands guarantees the PMD via the fiber specifications listed in Exhibit C. Williams will consider performing PMD tests for CTC at mutually agreeable terms and conditions and CTC shall have the right to perform PMD tests in connection with any Fiber Testing conducted by it under the terms of Article VI of the Agreement.

D.	Cable manufacturer, cable type (buffer/ribbon), fiber type, cable reel number, number of fibers, number of fibers per tube, and distance of each section of cable between splice points.





EXHIBIT H
TRANSMISSION SITE SPECIFICATIONS

	THIS EXHIBIT H is attached to and made a part of that certain Dark Fiber IRU Agreement dated as of March 31, 2000, by and between Williams and CTC ("Agreement"). Capitalized terms used and not defined herein shall have the meanings set forth for such terms in the Agreement.

1.	Redundant HVAC

All Transmission Sites shall have redundant HVAC (heating, ventilation, and air conditioning) units each capable of handling the site's full HVAC load.

2.	Backup Power

? All Transmission Sites are unattended and shall have a minimum of eight
(8) hours' battery reserve.

? All Transmission Sites shall have an on-site generator.

? All on-site generators shall be capable of powering the total site for a minimum of twenty-four (24) hours.

3.	Spacing

Williams shall use approximately forty-mile spacing between Transmission Sites (or between a Transmission Site and a point of presence or System end point), except where geographic or technological factors dictate different spacing.


	EXHIBIT I

	COLLOCATION PROVISIONS
(Transmission Sites)

	THIS EXHIBIT I is attached to and made a part of that certain Dark Fiber IRU Agreement dated as of March 31, 2000, by and between Williams and CTC ("Agreement"). Capitalized terms used and not defined herein shall have the meaning set forth for such terms in the Agreement.

1.	Collocation Rights.

a.	Collocation.  Subject to the terms and conditions set forth
below and in the Agreement, CTC shall have the license to occupy and right to locate, install, maintain and operate CTC Equipment in joint use collocation area ("JUCA") space within the Transmission Sites described below during the Term of the Agreement. No use of Transmission Sites required or permitted under these Collocation Provisions shall create or vest in CTC any easements or other ownership or property rights of any nature in Williams' real or personal property beyond the license granted hereunder. Williams shall construct and operate such space, and CTC shall cause the CTC Equipment to be installed and operated, substantially in accordance with telecommunications industry standards for similar collocation arrangements.

b.	Basic Collocation Services.  CTC agrees that upon Acceptance of each Major Segment, it shall accept and utilize collocation services hereunder for the Term of the Agreement consisting of the Rack Space and power described in this Subsection in all Transmission Sites along the Route as described in Exhibit J at the monthly rate specified below (the "Basic Collocation Services"). Williams shall designate each Transmission Site as either an optical amplifier site, a regenerator site, or a junction. At each such Transmission Site, Williams shall provide Basic Collocation Services consisting of JUCA space, HVAC, DC power for the CTC Equipment, commercial AC power, heat and door alarms and generator or battery backup, and CTC shall accept and utilize the same, as follows:

Sites			# of Rack Spaces*		"Basic Power" per Rack Space

Optical Amplifier	   2			15 amps of redundant feed -48v DC

Regenerator		   2			20 amps of redundant feed -48v DC

Junctions		   2			30 amps of redundant feed -48v DC

* A Rack Space shall be adequate to contain a standard telecommunications collocation rack (outside dimensions measuring 26 inches (width) x 24 inches (depth) x 78 or 84 inches (height)). CTC shall supply its own racks which shall be wholly contained within each Rack Space; provided, however, if CTC desires to install cabinets which cause its racks to exceed the above-described outside dimensions of the Rack Spaces in a particular POP, it may request a waiver of such requirement from Williams in a written notice setting forth a detailed description of the cabinets to be used and the exact amount of encroachment into areas outside of the Rack Spaces caused by the use of such cabinets. Williams will consider such requests on a case-by-case basis and, provided that the spacing dimensions in the POP are such that CTC's cabinet encroachments for the particular Rack Space(s) do not in any way materially interfere with, or create a material risk of damage or interference with, the operations, access, equipment or facilities of Williams or third parties within the POP, as determined by Williams in its sole and reasonable discretion, Williams will grant such waiver with respect to some or all of the Rack Spaces identified in CTC's written notice.

The total linear inches for CTC Rack Space within each Transmission Site shall not exceed the sum of the number of Rack Spaces for the specified Transmission Site multiplied by 26 inches.

Notwithstanding the above provisions of this Subsection1(b), with respect to Transmission Sites for which no address or location description is specified in Exhibit J, CTC shall have the right to cancel Basic Collocation Services for any such Transmission Site if the location thereof is not compatible with CTC's network plan by giving written notice to Williams within the fifteen (15) day period after receipt of Williams' test results as described in the first sentence of Section 6.2 of the Agreement. In the event such notice is given by CTC, CTC shall have no right to collocate in any such Transmission Site or to access the same for any reason. If CTC does not give such notice within such 15-day period, then such cancellation right shall expire with respect to the Transmission Sites along the applicable Major Segment.

	c.	Charges for Basic Collocation Services*


*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

d.	Additional Services.  CTC may request in writing installation services, AC power or additional DC power, additional back-up power, technical assistance, additional space or racks, separately caged and accessed non-JUCA space, assistance in establishing an Interconnect Facility (as defined in Exhibit L), or additional HVAC (i.e., HVAC requirements in excess of Basic HVAC as defined in Subsection 1.3.8 of Attachment I to Exhibit K of the Agreement) (collectively referred to as the "Additional Services") at any Transmission Site. Within fifteen (15) banking days after receiving such written request, Williams shall notify CTC whether the Additional Services are available, as determined in Williams' sole discretion, and, if they are, Williams' standard rates for the Additional Services and/or Williams' estimate of any upgrade or expansion costs. CTC shall provide written notice to Williams confirming its request for such Additional Services at the quoted rates (and estimates, if applicable) prior to Williams providing such Additional Services. If upgrades or expansions to Transmission Sites or its facilities are necessary to accommodate CTC's request, Williams may include the applicable Costs of such upgrades or expansions, or appropriate portion thereof if used by others, in the charges imposed upon CTC.

e. 	Charges for Additional Services.  If CTC chooses to receive
the Additional Services, CTC shall pay any and all charges (initial and continuing) for the same within thirty (30) days after receipt of an invoice therefor from Williams or in advance of the first day of each calendar month during the Term, as applicable. Upon at least thirty (30) days' notice to CTC, Williams may adjust recurring charges for the Additional Services once each calendar year to equal its then-current
standard charges.   Recurring charges for Additional Services shall apply
during the periods such Additional Services are available as mutually agreed upon by the parties.

f.	Interface.  Interface points for the CTC Fibers shall be at
fiber patch panels or digital cross-connect (DSX-N) panels located in the Transmission Sites. Such panels shall be the demarcation to establish each party's operational and maintenance responsibilities as further described in Exhibit L. All cables placed to interface such panels shall conform to all applicable Williams standards.

g.	Alarms.  Williams shall continuously monitor Transmission Site security, environmental, and power alarms at one or more manned monitoring centers. At CTC's request, Williams shall establish procedures to allow CTC, at CTC's expense, to share or (at Williams' option) receive indirectly security and environmental alarm information.

h.	Compliance with Agreement.  Each party shall comply with the provisions of the Agreement relating to Transmission Sites, including, without limitation, Williams' obligations to provide as-built drawings of Transmission Sites showing CTC rack placement and assignment and to comply with the specifications set forth in Exhibit H thereto.

2.	Interconnections.   Exhibit L governs interconnections at
Transmission Sites with facilities outside or extending outside such sites.




3.	Establishing Collocations.

a.	Physical Access to Transmission Sites.  Williams shall make
commercially reasonable efforts to provide CTC with at least sixty (60) days notice prior to the date it estimates each Transmission Site will be ready for installation of the CTC Equipment. Williams shall allow CTC reasonable access to each Transmission Site for purposes of installing CTC Equipment beginning on or before sixty (60) days prior to the Scheduled Delivery Date of the Major Segment to which such Transmission Site relates, provided that, if a Transmission Site is not ready for installation of equipment other than security, alarm, HVAC, power, back-up power or other common systems on such date, Williams shall allow such access within five (5) days of the first date such Transmission Site is ready for such installation. The date on which CTC is granted access to install CTC Equipment in a Transmission Site and on which power is available at such Transmission Site for CTC's use shall be the "Access Date" for such Transmission Site.

b.	Notice to Collocate.  No later than sixty (60) days prior to
CTC's planned installation of its CTC Equipment at any Transmission Site, CTC shall provide to Williams the "Collocation Notice." The Collocation Notice shall include notice of CTC's desire to collocate in a particular Transmission Site, a copy of CTC's construction design drawings and installation schedule. The Collocation Notice shall also include: (i) CTC's requested installation date(s); (ii) any excess cable storage requirements; (iii) identification of all CTC Equipment to be installed;
(iv) a diagram of the desired location of the CTC Equipment and power feeds; (v) the space, power, environmental and other requirements for the CTC Equipment; and (vi) all other information reasonably required by Williams. As early as reasonably possibly but no later than fifteen (15) days after receiving the Collocation Notice, Williams shall respond to CTC's Collocation Notice with its acceptance or objections to CTC's proposal in the Collocation Notice. In the event Williams fails to respond within said 15-day period, it shall be deemed to have approved of CTC's Collocation Notice.

c.	Delivery and Installation.  CTC shall, at its expense, cause the CTC Equipment to be delivered, installed, and maintained in a safe condition and meeting or exceeding the standards set forth in the Subsection entitled Standards.

d.	Transmission Site Ready Date.  The "Transmission Site Ready
Date" shall be the Acceptance Date for the CTC Fibers connected to such Transmission Site provided that the Transmission Site Ready Date shall be deferred beyond the Acceptance Date as set forth below:

(i)	if Williams fails to provide physical access to the
Transmission Site pursuant to Subsection entitled Physical Access to Transmission Sites at least thirty (30) days prior to the Acceptance Date for the CTC Fibers connected to the Transmission Site, and if such failure delays installation of CTC's Equipment at such Transmission Site, the Transmission Site Ready Date shall be delayed until the earlier of thirty days after Williams provides such physical access or the date the CTC Equipment is installed;

(ii)	if Williams fails to provide power as required for the Basic
Collocation Services or Additional Collocation Services, the
Transmission Site Ready Date shall be delayed until it provides such power; and

(iii)	CTC may elect by written notice to delay the Transmission Site
Ready Date for any Transmission Site until the Transmission
Site Ready Date has occurred for all Transmission Sites on a Major Segment.

4.	Use of CTC Equipment.

a.	Power Use. The maximum DC power provided to the customer shall be rated for a single feed. CTC shall not be allowed to install any electrical or other equipment in excess of the single feed rating.
Breaker tolerance is + / - 10% (i.e. 30 Amps 27 available). Upon becoming aware of an inadvertant violation of this provision, shall promptly remove such equipment or purchase Additional Services from Williams under the terms of this Exhibit.

b.	Standards.  CTC shall ensure that the CTC Equipment and any
Interconnect Facilities are installed, operated, and maintained to meet or exceed any reasonable requirements of Williams, any requirements of Williams' building management or insurance underwriters of which CTC has been made aware by Williams, and any applicable local, state and federal codes and public health and safety laws and regulations (including fire regulations and the National Electric Code).

c.	Intervention.  If any part of CTC's fiber, Interconnect
Facilities or CTC Equipment is not placed and maintained substantially in accordance with the terms and conditions of these Collocation Provisions and CTC fails to correct the violation within thirty (30) days from receipt of written notice thereof from Williams, then Williams may, at its option, without further notice to CTC, correct the deficiency at CTC's expense without liability (except for recovery for Williams' gross negligence or intentional misconduct) for damages to the fiber, Interconnect Facilities or CTC Equipment or for any interruption of CTC's services. As soon as practicable thereafter, Williams shall advise CTC in writing of the work performed or the action taken. CTC shall reimburse Williams for all expenses reasonably incurred by Williams associated with any work or action performed by Williams pursuant hereto. CTC shall remit payment to Williams within thirty (30) days from its receipt of Williams' invoice therefor.

d.	Threat to Persons or Property.  If Williams, in its reasonable discretion, determines that CTC's actions or failure to fulfill an obligation of these Collocation Provisions, or its Interconnect Facilities or CTC Equipment poses an immediate threat to the safety of Williams' employees or the public, interferes with the performance of Williams' service obligations, or poses an immediate threat to the physical integrity of Williams' facilities, Williams may perform such work and/or take such action that it deems necessary without notice to CTC and without subjecting itself to any liability (except for recovery for Williams' gross negligence or intentional misconduct) for damage to the fiber, Interconnect Facilities or the CTC Equipment or for any interruption of CTC's services. As soon as practicable thereafter, Williams shall advise CTC in writing of the work performed or the action taken. CTC shall reimburse Williams for all expenses reasonably incurred by Williams associated with any work or action performed by Williams pursuant hereto. CTC shall remit payment to Williams within thirty (30) days from its receipt of Williams' invoice therefor.

	e.	Use by CTC's Customers.   Subject to the terms of Section 24.5
of the Agreement, CTC may permit its customers holding IRU interests in the CTC Fibers to use the collocation rights granted by these Collocation Provisions, but only as specifically set forth herein. Such customers shall act as CTC's subcontractors to the extent they or their representatives are present at or on space adjoining the Transmission
Sites. CTC shall be liable for the acts or omissions of such customers to the same extent as for its own employees or representatives and shall either cause such customers, their employees and representatives to be covered by CTC's insurance coverages as required by the Agreement or shall cause such customers to independently obtain such insurance. CTC shall act as the single point of contact with respect to such customers and Williams. CTC must provide all power, space, and additional service to these IRU customers out of CTC's own allocation of Basic Services and Additional Services as provided in these Collocation Provisions.

5.	Access to Transmission Site.

a.	Common and JUCA Space.  If CTC requires access to Williams'
common space or JUCA space, Williams shall make commercially reasonable efforts provide escorted access within 72 hours of CTC's request (or at its option shall waive the escort requirement on a case-by-case basis). CTC shall pay Williams' reasonable charges for such access, which may include minimum call-out times, and night, weekend, and holiday differentials or multipliers. In no case shall CTC enter Williams' common space or JUCA space without a Williams escort, except that a CTC employee or CTC contractor certified by Williams pursuant to Subsection 5(b) may enter JUCA space unescorted.

b.	Certification of CTC Employees and Contractors.  Only CTC
employees and CTC contractors certified by Williams shall enter JUCA space unescorted. Williams shall grant certification to a CTC employee or contractor if CTC demonstrates that such employee or contractor has sufficient knowledge and experience in the installation and maintenance of telecommunications equipment. Each certified employee or contractor shall abide by Williams' Maintenance and Safety Manual, as updated from time-to-time to the extent CTC has been made aware of such updates. Williams shall provide CTC with a copy of its POP Maintenance and Safety Manual and any updates thereto. The parties acknowledge that as of the Effective Date, CTC has not been provided with a copy of such manual which is currently being developed by Williams. The manual shall contain Williams' access policy, safety, engineering, and equipment installation standards which Williams agrees shall not be materially inconsistent with the terms of this Exhibit or the Agreement except with respect to provisions adopted or amended after the date hereof to address bona fide operational or safety issues relating to the operation, maintenance, repair of the System or Williams' associated facilities. CTC, in turn, shall supply each employee or contractor that seeks certification with a copy of the manual provided by Williams and, subsequent to certification, with any updates thereto which have been provided to CTC by Williams. Until such time as Williams provides the manual to CTC, certified CTC employees and CTC contractors shall conduct activities in JUCA space in accordance with telecommunications industry practices. The procedures for certification are as follows:

(i)	CTC's single point of contact, discussed below in Subsection
c, shall be Williams' Network Control Center at (800) 348-6925
(alternate number (800) 582-9069) to seek certification for a CTC employee. Employee applicants shall be deemed certified
72 hours after Williams receives all requested qualification information, unless Williams notifies CTC's single point of contact that more information is reasonably required or that the applicant is denied certification in Williams' reasonable discretion.

(ii)	For each CTC contractor that seeks certification, CTC shall
provide Williams' Network Control Center with a letter of authorization signed by CTC and the contractor. At a minimum, the letter of authorization shall state that the contractor is an agent of CTC for the purpose of installing, maintaining or repairing CTC Equipment or for other purposes specified by CTC in the letter, set forth the names of contractor's employees for which CTC seeks certification, and contain a statement that the contractor has received a copy of Williams'
Maintenance and Safety Manual and the contractor agrees to abide by the reasonable policies contained therein and to those contained in any updated manuals provided to CTC by Williams. If CTC has not received a copy of Williams'
Maintenance and Safety Manual by the time it submits a letter of authorization, the contractor shall state in the letter that it will abide by the policies and rules contained in the manual when it is provided. CTC contractors shall be deemed certified 72 hours after the latter of Williams' receipt of the letter of authorization or Williams' receipt of all additional requested qualification information, unless
Williams notifies the applicant that more information is reasonably required or that the applicant is denied certification in Williams reasonable discretion.

Once certified, CTC's employees or contractors must call Williams'
Network Control Center at (800)348-6925 (alternate number (800) 582-9069) prior to entering or exiting the space. CTC shall provide Williams' Network Control Center with a list of "certified" employees or contractors that have passed Williams' certification process. It shall be CTC's duty to notify Williams of any changes in CTC's list of certified employees and contractors or if a certified CTC employee or contractor leaves CTC's or the contractor's employ. CTC shall not be charged for Williams' review and certification of CTC employees and contractors as described in this Subsection 5(b).

c.	Single Point of Contact.   CTC's single point of contact for
all future communications regarding common and JUCA space shall be its Network Control Center at (800) 883-6900 which shall be available twenty-four (24) hours a day, seven (7) days a week. CTC's Network Control Center shall be responsible for distributing information to CTC's certified employees and contractors. Williams shall have no obligation to provide information regarding JUCA space to any technician other than the aforementioned single point of contact.

d.	Security.  CTC shall abide by Williams' reasonable security
requirements to the extent CTC has been made aware of the same. When Williams' reasonable security requirements have been met, CTC employees, customers, contractors, or representatives shall be issued passes or visitor identification cards which must be presented upon request before entry to Transmission Sites. Such passes or other identification shall be issued only to persons meeting any reasonable security criteria applicable at the relevant Transmission Site for such purpose. Williams shall provide CTC's single point of contact, discussed in Subsection 5(c), with the access devices (e.g., access codes, card keys, keys, visitor identification cards) necessary for CTC's certified employees and contractors to gain access to CTC Equipment in JUCA space. CTC's single point of contact shall be responsible for distributing access devices to CTC's employees and contractors certified pursuant to Subsection 5(b) and shall distribute access devices only to such persons. Access devices will be provided by Williams to CTC with Williams' reasonable, actual costs thereof to be reimbursed by CTC within thirty (30) days after receipt of an invoice therefor. CTC's certified employees and contractors shall not disseminate access codes or devices to any other person. Subject to
Section 15.1 of the Agreement, CTC shall be liable for any losses caused by use or misuse of such access devices and shall surrender access devices upon demand for cause or upon termination of the Agreement. Nothing in this Subsection shall be construed as preventing CTC from having twenty-four hour, seven days per week unescorted access to any of its Non-JUCA space. CTC acknowledges that third parties will have access to the JUCA or common space in which CTC's Rack Spaces are located and agrees that Williams shall in no event be liable for the acts or omissions of such third parties so long as Williams follows its standard security and certification procedures.

e.	Right to Terminate Individual's Access.  Notwithstanding any
other provision of these Collocation Provisions, Williams shall, without threat of liability, have the right to immediately terminate the right of access of any CTC personnel or representative should it determine in its sole and reasonable discretion for any lawful reason that termination of such access poses a threat to the System, Transmission Sites or facilities or equipment therein. Williams shall promptly notify CTC of any such termination, and CTC shall have a reasonable opportunity to demonstrate that the terminated rights of access should be reinstated. Any termination of a specific individual's access shall remain in effect pending Williams' final determination as to the advisability of such reinstatement.

	 	f.	Subcontractors.  For purposes of Section 5 of this Exhibit,
the word "contractor" shall also include subcontractors of CTC.

g.	Removal of CTC Equipment. Within sixty (60) days after the end of the Term (or other termination of the CTC IRU in the CTC Fibers) or CTC's abandonment of any collocation arrangement at a Transmission Site, CTC shall remove all CTC Equipment from the System or any other Williams facilities at CTC's sole cost under Williams' supervision. CTC shall provide Williams with at least thirty (30) days notice prior to such removal. If CTC fails to remove the same within said sixty-day period, Williams shall either:

(a)	remove CTC's Equipment and issue an invoice to CTC for the
Costs of removal and storage, which CTC shall pay within thirty (30) days of receipt of such invoice; or

(b)	notify CTC that Williams elects to take ownership of such
abandoned CTC Equipment, in which case CTC shall execute a bill of sale or other document reasonably satisfactory to CTC in form and substance evidencing Williams' title to such CTC
Equipment.

6.	Relocation.  CTC shall, at Williams' expense, relocate its
fiber, Interconnect Facilities and CTC Equipment within Transmission Site upon Williams' written request and in the reasonable (under the circumstances) time frame required by Williams. If the entire
Transmission Site is relocated, Article IX (Maintenance and Relocation) and other applicable provisions of the Agreement shall govern such relocation.

7.	No Restrictions.  So long as Williams' service requirements do not unreasonably interfere with these Collocation Provisions or the Agreement, Williams' right to maintain and operate its facilities in such a manner as will best enable it to fulfill its own service requirements is in no manner limited by these Collocation Provisions, except as specifically set forth in these Collocation Provisions or the Agreement.

8.	Inspections.  Williams reserves the right to make periodic
inspections of any part of the Fiber, Interconnect Facilities, or CTC Equipment located within or physically attached to the Transmission Sites; provided that CTC shall have the right to have one or more of its employees or representatives present during the time of any such inspection. Williams shall give CTC reasonable advance notice of such inspections, except in those instances where Williams determines that safety considerations justify the need for such an inspection without the delay of providing notice. The making of periodic inspections or the failure to do so shall not operate to impose upon Williams any liability of any kind whatsoever (except for damage caused by its gross negligence or willful misconduct) nor relieve CTC of any responsibility, obligation, or liability allocated to it in these Collocation Provisions.

9.	Liens and Encumbrances.   CTC shall not have the power,
authority or right to create and shall not permit any lien or encumbrance, including, without limitation, tax liens, mechanics' liens, or other liens or encumbrances against any Transmission Site with respect to work performed, in connection with the installation, repair, maintenance or operation of its CTC Equipment, Interconnect Facilities or other property installed within the Transmission Site.

10.	Subordination.  CTC's rights under these Collocation
Provisions shall be totally subordinate to any bona fide mortgages, loans, deeds of trust, or any other borrowing upon the real or personal property which may be incurred by Williams; provided that no such lender or other secured party shall disturb or interfere with CTC's rights under this Exhibit or the Agreement at any time so long as CTC is not in default under the terms hereof beyond any applicable cure period. CTC shall sign any such reasonable documents as are necessary to satisfy any lender, private or institutional, to reflect said subordination so long as such documents contain non-disturbance provisions consistent with the terms of this Section.

11.	Independent Parties.  The presence of a Williams or CTC
employee or representative (as an inspector or otherwise) while an employee or representative of the other party is at the Transmission Site or performing work pursuant to these Collocation Provisions shall not make either party liable for the actions of the other party and shall not be deemed to waive the responsibility of either party to perform its obligations in a safe and workmanlike manner.



EXHIBIT J
WILLIAMS POP COLLOCATION SITES*


*THIS EXHIBIT J HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION



EXHIBIT K

Collocation Provisions (POP Collocation Sites)

	THIS EXHIBIT K is attached to and made a part of that certain Dark Fiber IRU Agreement (the "Agreement") and is also referred to in and made a part of that certain Carrier Services Agreement (the "Carrier Services Agreement") both such agreements dated as of March 31, 2000, by and between Williams and CTC. Capitalized terms used and not defined herein shall have the meanings set forth for such terms in the Agreement or the Carrier Services Agreement, as applicable.
1. POP Collocation Services:
1.1  POP Collocation Services Description.
"POP Collocation Services" are defined as the granting by Williams, subject to the terms and conditions below, of a license to CTC to occupy, access and locate, maintain and operate certain
CTC Equipment for the purpose of interconnecting the same with the CTC Fibers or with Williams' telecommunications transmission network in Rack Spaces (hereafter defined) within Williams POPs which are located in premises ("Premises") currently owned or leased by Williams.
1.2 Basic POP Collocation  Services.
Williams agrees to provide and CTC agrees to accept and utilize for the applicable Collocation Service Term (as defined in Section 3 of this Exhibit), at the rates set forth below, POP
Collocation Services as described in this Subsection 1.2 consisting of the number of Rack Spaces in each of the POP
Collocation Sites as listed and described in Exhibits J of the Agreement (the "Basic POP Collocation Services"). Williams shall use commercially reasonable efforts to make Basic POP
Collocation Service available no later than the dates set forth in the applicable Collocation Service Order.

The Basic POP Collocation Services shall be provided in secure shelters and shall include up to 60 amps of redundant-feed -48v DC power, Basic HVAC (as defined in Section 1.3.8 of Attachment I to this Exhibit), commercial AC power, heat and door alarms, as well as generator and battery backup.

A "Rack Space" consists of floor space within the Premises adequate in size to contain a standard telecommunications collocation rack (outside dimensions measuring 26 inches (width) x 24 inches (depth) x 78 or 84 inches (height)). CTC shall supply its own racks which shall be wholly contained within each Rack Space; provided, however, if CTC desires to install cabinets which cause its racks to exceed the above-described outside dimensions of the CTC Rack Spaces in a particular POP, it may request a waiver of such requirement from Williams in a written notice setting forth a detailed description of the cabinets to be used and the exact amount of encroachment into areas outside of the Rack Spaces caused by the use of such cabinets. Williams will consider such requests on a case-by-case basis and, provided that the spacing dimensions in the POP are such that CTC's cabinet encroachments for the particular Rack Space(s) do not in any way materially interfere with, or create a material risk of damage or interference with, the operations, access, equipment or facilities of Williams or third parties within the POP, as determined by Williams in its sole and reasonable discretion, Williams will grant such waiver with respect to some or all of the Rack Spaces identified in CTC's written notice.

The total linear inches for CTC Rack Space within each POP Collocation Site shall not exceed the sum of the number of Rack Spaces for the specified POP Collocation Site multiplied by 26 inches. Williams agrees to use commercially reasonable efforts to make all Rack Spaces provided to CTC within the same POP hereunder to be contiguous; provided, that Williams shall not be liable to CTC if, despite making such commercially reasonable efforts, it is unable to so provide.
Notwithstanding the foregoing, in the event any of the Rack Spaces to be provided by CTC are not contiguous, CTC shall have the option to cancel the Basic POP Collocation Services with respect to any such non-contiguous Rack Spaces by giving written notice to Williams within sixty (60) days after receipt of the initial Collocation Service Orders from Williams under the next paragraph without any further liability to Williams with respect to the canceled Rack Spaces.

As a condition to Williams' obligation to provide the Basic POP Collocation Services described above, CTC agrees to submit a letter to Williams requesting reservation of the Rack Spaces described in Exhibit "J" within ten (10) days after the Effective Date of the Agreement. Within thirty (30) days after its receipt of such letter, Williams shall prepare and deliver Collocation Service Orders to CTC thereby confirming reservation of all Rack Spaces for CTC. In each Collocation Service Order so provided, Williams shall identify any Rack Spaces which are not contiguous. Within sixty (60) days after receipt of such Collocation Service Orders, CTC shall sign and return the same to Williams and/or give notice of any objections thereto or of any exercise of its right to cancel non-contiguous Rack Spaces under the preceding paragraph. On or before the date which is sixty (60) days prior to the Collocation Effective Date specified in each such Collocation Service Order, CTC shall give notice to Williams confirming
such order and making any changes thereto.   CTC shall have the
right to request changes to any such Collocation Service Orders for no charge up to sixty (60) days prior to the Collocation Effective Date. Thereafter, change requests will be subject to
Section 8 of this Exhibit. In addition, Williams agrees to fully cooperate with CTC in complying with the terms of this Section. The parties acknowledge that CTC has previously submitted Collocation Service Requests for some or all of the POP Collocation Sites pursuant to the Interim Agreement. Williams and CTC hereby agree that from and after the Effective Date of the Agreement, all Collocation Service Requests and/or Collocation Service Orders submitted and/or issued under the Interim Agreement, as well as the Basic POP Collocation Services ordered thereunder, shall be governed by the terms of this Exhibit and the Agreement, and the Interim Agreement shall be of no further force or effect with respect thereto. Notwithstanding any other provision herein to the contrary, CTC shall not be granted access to any POP Collocation Site hereunder unless and until a Collocation Service request has been submitted to Williams and a Collocation Service Order has been executed by both parties as described above for such POP Collocation Site. The parties acknowledge that the location and number of Rack Spaces to be provided to CTC hereunder may be modified by written agreement of the parties after the Effective Date upon mutually agreeable terms and conditions.

1.3 Additional POP Collocation  Services.
CTC may request POP Collocation Services in addition to the Basic
POP Collocation Services in any Williams' POP ("Additional POP Collocation Service") pursuant to the Carrier Services Agreement by completion of the form included as Attachment II to this
Exhibit.  All Additional POP Collocation Services shall be
provided pursuant to and subject to the terms of the Carrier
Services Agreement which incorporates this Exhibit by reference.
As used herein, "POP Collocation Services" and "Additional POP Collocation Services" shall refer to and be included in the term "Collocation Services" as used in the Carrier Services Agreement. CTC's right to obtain Additional POP Collocation Service shall be subject to availability, as determined in Williams' sole and reasonable discretion, and shall be provided at Williams'
standard rates in effect at the time CTC request such additional space. Such POP Collocation Services shall be granted only by mutual execution of a Collocation Service Order(s), an example of which is attached to this Exhibit as Attachment III.
1.4	Condition of Rack Space.
All Rack Space provided hereunder including, without limitation, the Rack Space provided as part of the Basic POP Collocation Services, shall be accepted by CTC "as-is" and, except for the specifications set forth in this Exhibit or in the Agreement, Williams makes no representation as to the fitness of the space for CTC's intended purpose. CTC shall abide by the standard specifications as set forth in the Technical Specifications attached hereto. No work related to any POP Collocation Service shall commence until the Agreement, the Collocation Service
Request, and the relevant Collocation Service Order(s) are
mutually executed.
1.5	Interconnection; Cross-connects.
With respect to Additional POP Collocation Services ordered in connection with capacity services obtained from Williams under the Carrier Services Agreement, CTC may interconnect the CTC Equipment with transmission service provided to CTC by third parties subject to and in accordance with all terms and
conditions of the Carrier Services Agreement. If CTC should interconnect the CTC Equipment with equipment or services of any entity other than Williams without obtaining the written consent of Williams as required under the preceding sentence, CTC shall be in default of the Carrier Services Agreement, which default shall be subject to default provisions thereof. All cross-connections relevant to interconnecting the CTC Equipment with Williams or any other party for which Williams gives explicit written permission under this paragraph shall be established under the control and direction of Williams and subject to all terms and conditions of the Carrier Services Agreement.
With respect to Basic POP Collocation Services or Additional POP Collocation Services ordered in connection with the CTC Dark
Fibers, CTC's rights to interconnect or cross-connect shall be as specified in Exhibit L of the Agreement.
2.	Collocation Effective Date:
The "Collocation Effective Date" for Basic POP Collocation Services and Additional POP Collocation Services is defined as the date identified on the relevant Collocation Service Order as the date of POP Collocation Service delivery or, if later, the date upon which Williams delivers POP Collocation Service.
3.	Collocation Service Term:
The "Collocation Service Term" shall commence upon the Collocation Effective Date with respect to each POP and shall continue thereafter as follows: (i) with respect to Basic POP Collocation Services other than for the Short-Term Rack Spaces, for the Term of the Agreement unless earlier terminated pursuant to the terms set forth herein;
(ii) with respect to those certain Rack Spaces specifically identified in Exhibit J as short-term rack spaces ("Short-Term Rack Spaces"), for a maximum period of one (1) year after the Collocation Effective Date or until earlier terminated pursuant to the terms hereof; or (iii) with respect to any Additional POP Collocation Services, for the duration specified in the relevant Collocation Service Order. Once the Collocation Effective Date has passed, CTC must pay for the applicable POP Collocation Services through the end of the Collocation Service Term for the affected services, regardless of whether CTC is actually using such services. Any Short-Term Rack Spaces shall be specifically identified on the applicable Collocation Service Order.
Notwithstanding the foregoing, CTC shall have the right to terminate Basic POP Collocation Services without penalty within any POP Collocation Site at any time after the date which is one (1) year after the Collocation Effective Date with respect to the relevant POP Collocation Site upon sixty (60) days prior written notice to Williams. In addition, CTC shall have the right to terminate Basic POP Collocation Services for Short-Term Rack Spaces without penalty at any time after the applicable Collocation Effective Date upon sixty (60) days prior written notice to Williams
4.	Rates & Charges:
CTC shall pay Williams for POP Collocation Services rendered pursuant to this Exhibit charges consisting of the following:
4.1	Service Fees.*
4.2	Installation Fee.
The installation fee is an amount to be invoiced CTC as a one-
time fee for Collocation Service installation consisting of
charges associated with the initial installation of the POP
Collocation Service.   Installation Fees shall be identified on
the relevant Collocation Service Order.
4.3	Build-Out Fees.
Build-out fees are those one-time charges applicable to
Collocation Services rendered that are outside the standard collocation offering. Build-out fees are individually quoted based on Collocation Service Order.  Build-out fees are payable in full to Williams upon execution of a Collocation Service Order and no work will be performed by Williams or CTC to build-out space prior to Williams' receipt of said payment.
4.4	Ancillary Charges.*
4.5	Dispatch Labor Charges.*







THIS PORTION HAS BEEN OMITTED ANF FILED SEPARATELY WITH THE COMMISSION

5.	POP Collocation Service Delivery:  Upon mutual acceptance of a
Collocation Service Order, Williams shall confirm Collocation
Effective Date, or inform CTC of the estimated date for the delivery of such POP Collocation Service.  Williams shall use reasonable efforts to deliver POP Collocation Service on or before the
Collocation Effective Date specified in the Collocation Service Order, but the inability of Williams to deliver POP Collocation Services by such date shall not be a default under this Exhibit.
In the event Williams fails to tender possession of the Rack Space to
CTC by the Collocation Effective Date, then, in addition to the other remedies described below, CTC shall not be obligated to pay the applicable service fees or installation fee until such time as
Williams tenders possession of the Rack Space to CTC.
With respect to Additional POP Collocation Services provided pursuant to the Carrier Services Agreement, if Williams fails to make the same available within forty-five (45) days after the Collocation Effective
Date set forth in the Collocation  Service Order (due to any reason other than the acts or omissions of CTC), CTC's sole remedies with respect to Additional POP Collocations Services shall be to cancel the Collocation Service Order which pertains to such Additional POP
Collocation Services by written notice to Williams.  Except for the abatement of service and installation fees described above, Williams shall not be liable to CTC in any way as a result of such delay or failure to deliver any Additional POP Collocation Services hereunder.
The terms of Section 6.1 of the Agreement require completion of the
POP Collocation Sites connected to a Major Segment before submission of Williams' test results to CTC which initiates the Acceptance procedures for such Major Segment.  Section 4.3 of the Agreement specifies CTC's rights and remedies in the event Acceptance of a Major
Segment does not occur by the Scheduled Delivery Date.  Except for abatement of service and installation fees as described above and except as provided in Section 4.3 of the Agreement, Williams shall not be liable to CTC in any way as a result of such delay or failure to deliver the Basic POP Collocation Services.
6.	Contract Expiration of Additional POP Collocation Services:  Following
the expiration of the Collocation Service Term with respect to
Additional POP Collocation Services and the failure of the parties to enter into any renewal periods, CTC's license to occupy the space shall continue in effect on a month-to month basis upon the same terms and conditions specified within this Exhibit and relevant Collocation
Service Order, unless terminated by either CTC or Williams upon thirty
(30) days' prior written notice.
CTC's option to renew its license for Additional POP Collocation
Services shall be contingent on the election by Williams to continue to own or lease the Premises in which the Rack Space is located for the duration of the renewal period(s), such election to be exercised at the sole discretion of Williams.
7.	Insurance: With respect to Additional POP Collocation Services ordered under the Carrier Services Agreement, Article XVI of the Agreement
shall apply to such Additional POP Collocation Services and is hereby incorporated into this Exhibit for such purpose
8.	Change of POP Collocation Services:
8.1	Change of Collocation Effective Date (pre-install).  CTC will be assessed a change of Collocation Effective Date charge in the amount set forth in Section 4.4 of this Exhibit by Williams for any changes of Collocation Effective Date requested within thirty
(30) days prior to original Collocation Effective Date.  CTC will also be charged for any charges actually incurred by Williams from third party providers solely as a result of a request by CTC for a Change of Collocation Effective Date, regardless of date of
CTC notification.  CTC shall have no right to change the
Collocation Effective Date for any Basic POP Collocation Services
beyond the Acceptance Date of any Major Segment connecting to the applicable POP Collocation Site.
8.2	Change of Collocation Service Order (pre-Collocation Effective
Date).  All modifications to the information contained in an executed Collocation Service Order will be reviewed on an
individual case basis in a reasonably timely manner and the
Collocation Service Order shall be amended accordingly upon
Williams' acceptance of the Collocation Service modifications.
Any modifications will permit Williams to likewise amend
applicable rates, charges and Collocation Effective Dates from the original Collocation Service Order, which shall be reasonable and in proportion to the requested changes.  CTC will be assessed a one time fee for changes to a Collocation Service Order as set forth in Section 4.4 of this Exhibit.  CTC will also be charged for any charges actually incurred by Williams from third party providers solely as a result of a request by CTC for a Change of
Collocation Service Order, regardless of date of CTC
notification.
8.3  	Change of Collocation Service (post-Collocation Effective Date).
If CTC requests a change to POP Collocation Services after such
POP Collocation Services have been installed, the request will be reviewed by Williams on an individual case basis in a reasonably timely manner with no guarantees granted by Williams as to the ability to provide such changed POP Collocation Service.  All change of POP Collocation Service requests shall be authorized by
Williams via a change Collocation Service Order.  Williams may impose additional service and/or installation fee(s) for the changed POP Collocation Service, which shall be reasonable and in proportion to the requested changes.  CTC will be assessed a one time fee for POP Collocation Service changes for each such change in the amount set forth in Section 4.4 of this Exhibit.  CTC will also be charged for any charges actually incurred by Williams from third party providers solely as a result of a request by CTC for a change of Collocation Service, regardless of date of CTC notification.
8.4  	Order Cancellation.   CTC may cancel a Collocation Service Order
for Additional POP Collocation Services by written notice to
Williams.  CTC will incur a one time cancellation fee for
Additional POP Collocation Services canceled in the amount
specified in Section 4.4 of this Exhibit.
9. Improvements to Rack Space:  In the event CTC desires to make improvements to the Rack Space which improvements are deemed material and substantial as reasonably determined by Williams ("Material Improvements"), CTC shall submit all plans and specifications for such work to be performed in the Rack Space to Williams for Williams' prior written approval, which approval shall not be unreasonably withheld or delayed. No construction may commence until Williams has given its written approval.  CTC agrees that its use or construction of the Rack
Space shall not interfere in any material respect with Williams' use of its Premises or other tenants' use of their premises in the building in which the Premises are located.
CTC shall not employ any contractor to perform Material Improvements unless previously approved in writing by Williams which approval shall not be unreasonably withheld or delayed (and approved in writing by the Landlord if required by the lease). CTC and each contractor and subcontractor participating in performing Material Improvements shall warrant that such work shall be free from all mechanic's and/or materialman's liens and free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practice, but in no event for less than one (1) year after the acceptance of the work by CTC and Williams.  The aforesaid warranties of each such contractor and subcontractor and CTC shall include the obligation to repair or replace in a thoroughly first-
class and workmanlike manner all defects in workmanship and materials without any additional charge. All the Material Improvements shall be contained in the contracts and subcontracts for performance of CTC's work and shall be written so that they shall inure to the benefit of
Williams and CTC as their respective interests may appear.  Such warranties shall be so written that they can be directly enforced by either CTC or Williams, and CTC shall give to Williams any assignment or other assurance to effectuate the same.
It shall be CTC's responsibility to cause each of CTC's contractors and subcontractors to maintain continuous protection of the premises adjacent to the Rack Space in such manner as to reasonably prevent any damage to such adjacent property by reason of the performance of CTC's work.
All of CTC's work, to the extent possible without unreasonable delay, shall be coordinated with all work being performed or to be performed by Williams and other tenants of the building in which the Premises are located.  The contractor or subcontractor shall not at any time damage, injure, interfere with or delay the completion of any other construction within the building; and they and each of them shall comply with all procedures and regulations prescribed by Williams and the Landlord of the Premises, to the extent they are made aware of the same by Williams or Landlord, for integration of CTC's work with the work to be performed in connection with the construction of the building, and all other construction within the building which comprises or contains the Premises.
All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into, on or about the Rack Space prior to or during the applicable Collocation Service Term, whether by Williams at its expense or at the expense of CTC, or by CTC at its expense or by previous occupants of the Rack Space, shall be and remain part of the Rack Space and shall not be removed by CTC at the end of the Collocation Service Term.  Upon termination or expiration of the Collocation Service Term, Williams shall allow CTC thirty (30)
days from the date of such termination or expiration, at CTC's sole cost and expense, to remove all trade fixtures (including, but not limited to, rectifiers/chargers, batteries, AC power conditioning equipment, telecommunication switching equipment, channel banks, etc.) installed by CTC provided that the Rack Space is restored by CTC to its condition before the installation of such items and that all such work (including restoration) is performed in accordance with the other provisions of this Exhibit. If CTC shall fail to complete such removal and restoration within the aforesaid thirty (30) day time period, all such trade fixtures remaining within the Rack Space or at the Premises may, at Williams' option, become the sole property of
Williams, and Williams may dispose of such trade fixtures as it deems appropriate. CTC shall continue to pay the service fees specified herein or in the relevant Collocation Service Order, as applicable, until the earliest of: (i) CTC's removal of such trade fixtures and completion of such restoral, (ii) Williams' taking possession of such trade fixtures as set forth above, or (iii) the thirtieth (30th) day from the date of termination or expiration.
All work affecting the Rack Space shall be in compliance with all applicable laws, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorities having jurisdiction over the Premises and the Rack Space from time to time and CTC shall obtain and keep in effect all licenses, permits and other authorizations required with respect to the business conducted by CTC within the Rack Space.
10.	Sole Use of Rack Space by CTC:  CTC acknowledges that it has been granted only a license to occupy the Rack Space and that it has not been granted any real property interests in the Rack Space.  CTC further agrees that neither this Exhibit nor any interest created herein shall be assigned, mortgaged, subleased, encumbered or otherwise transferred, and that neither the Rack Space nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of CTC.  CTC further agrees that the Rack Space or any part thereof shall not be used or occupied, nor permitted to be used or occupied, by anyone other than CTC.  Any attempt to allow the use or occupation of the Rack Space by anyone other than CTC, or to assign, mortgage, sublease or encumber any rights under this Exhibit by CTC shall, unless otherwise agreed to in writing by Williams, be void.  In such event and in addition to any other remedies set forth in the Agreement or the Carrier Services Agreement, subject to applicable cure periods set forth therein, Williams shall have the right to terminate this Exhibit as to any or all the affected Rack
Space occupied by CTC.  Williams' agreement to any of these
arrangements shall be in the sole discretion of Williams.  CTC's right to access the POPs in which POP Collocation Services are provided shall be subject to Williams' standard rules and regulations, as now or hereafter adopted or amended, applicable to Williams' collocation customers in such POPs copies of which have been provided to CTC. Upon any revision to such standard rules and regulations, Williams shall provide a new copy to CTC in a reasonably prompt manner.
11. Eminent Domain:   In the event of a taking by eminent domain (or
a conveyance by any Landlord of all or any portion of the
Premises to an entity having the power of eminent domain after receipt of actual notice of the threat of such taking) of all or any portion of the Premises so as to prevent or impair, in
Williams' reasonable discretion, the utilization by CTC of the
Rack Space in the Premises, the POP Collocation Services and
license granted hereunder or the relevant Collocation Service
Order(s) shall terminate as of the date of such taking or
conveyance with respect to the Rack Space which is affected by such taking or conveyance and the service fees paid or to be paid
by CTC shall be reduced accordingly.   Except as set forth below,
CTC shall have no claim against Williams for the value of the unexpired Collocation Service Term of the Rack Space affected thereby (or any portion thereof) or any claim or right to any portion of the amount that might be awarded to the Landlord of the Premises or Williams as a result of any such payment for condemnation or damages except with respect to moving expenses awarded to Williams where CTC is prohibited from seeking its own award or the parties agree that Williams shall seek such award on behalf of itself and CTC in which cases a portion of any award for moving expenses shall be allocated to CTC based on a fair and
equitable basis agreed to by the parties.   Nothing contained in
this Exhibit shall prohibit CTC from seeking any relief or remedy against the condemning authority in the event of an eminent
domain proceeding or condemnation which affects the Rack Space.
12. Damage to Premises:  If the building in which the Premises are located is damaged by fire or other casualty, Williams shall give notice to CTC of such damage as quickly as practicable under the
circumstances.   If a Landlord or Williams exercises an option to
terminate a particular Lease due to damage or destruction of the
Premises subject to such Lease, or if Williams decides not to rebuild such building or portion thereof in which the Rack Space is located, the POP Collocation Service and license granted
hereunder or under the relevant Collocation Service Order(s)
shall terminate as of the date of such exercise or decision as to the affected Rack Space and the service fees paid by CTC shall be
modified accordingly.   If neither the Landlord of the affected
Premises nor Williams exercises the right to terminate, Williams shall repair the particular Rack Space to substantially the same condition it was in prior to the damage, completing the same with
reasonable speed.   In the event that Williams shall fail to
complete the repair within a reasonable time period, CTC shall thereupon have the option to terminate relevant POP Collocation
Services with respect to the affected Rack Space, which option shall be the sole remedy available to CTC against Williams under
this Exhibit relating to such failure.   If the Rack Space or any
portion thereof shall be rendered unusable by reason of such damage, the service fees for such Rack Space shall
proportionately abate, based on the amount of square footage which is rendered unusable, for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Rack Space rendered unusable.
13. Conduct in Rack Space & Premises:  CTC shall abide by Williams'
and applicable Landlord's rules with regard to conduct in the
Premises of which it has been made aware by either Landlord or
Williams.  Such rules include, but are not limited to, a
prohibition against smoking in the Rack Space or the Premises by
CTC's employees, agents, representatives, contractors,
subcontractors, invitees or licensees.   Further, CTC shall
maintain the Rack Space in a safe condition, including but not limited to the preclusion of storing combustible materials in the Rack Space.
Expiration of Collocation Service Term for Short-Term Rack Spaces.*

















*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION

       ATTACHMENT I TO EXHIBIT K
TECHNICAL SPECIFICATION FOR POP COLLOCATION SERVICE
1.	Williams Network Standards, Descriptions & Tasks
1.1	DC Power
1.1.1	Backup electrical power, including batteries and shared use of an emergency generator to the extent such generator exists and is maintained to support the Premises.
1.1.2	DC power adequate for CTC's consumption equated to power
specified in applicable Collocation Service Order.  A low-
voltage and high-voltage battery alarm will be monitored by
Williams.
1.1.3	Nominal 50 +/- 6V DC battery and charger supply with a minimum four (4) hour reserve will be provided by Williams.
1.1.4	Redundant chargers of adequate size will be provided by
Williams, so that in the event of a charger failure the full load will be supplied to CTC's equipment.  A charger failure alarm will be monitored by Williams.
1.2	AC Power
1.2.1	A 20-amp four-plex AC receptacle will be available within reach of CTC's Equipment.  AC power and outlets for use with test
equipment only and is not provided to operate the Equipment.
This AC power is not provided over an Uninterruptable Power
Source (UPS).
1.2.2	AC power supply to CTC equipment is backed by generator where
available, but is not UPS.   This excludes utility outlets
described in the immediately preceding subsection 1.2.1.
1.3	Environmentals
1.3.1	Pre-reaction sprinkler protection, where available.  Smoke and fire alarms monitored by Williams.
1.3.2	Lighting.
1.3.3	Ground Bus and cable interconnect.
1.3.4	Grounding conductor will be supplied by Williams between the bus bar and CTC's Equipment.
1.3.5	Overhead cable ladder
1.3.6	Interconnect signal and power cabling between Williams and CTC.
1.3.7	Concrete floors will be covered with vinyl tile.
1.3.8	Ambient temperature will be maintained by Williams between 60-
90?F with an objective of 20-65% humidity (Heating, Ventilation and Air Conditioning equipment capable of maintaining the
foregoing is referred to in this Exhibit as "Basic HVAC").
1.3.9	General and administrative services directly relating to the provision of the above listed Collocation Services.
 2.	CTC Standards, Descriptions & Tasks
2.1	Equipment Specifications
2.1.1	The Equipment should be designed to operate satisfactorily
between 60-90?F with 20-65% (non-condensing) humidity.  Low 60?
and high 90? temperature alarms will be monitored by Williams.
2.1.2	CTC will ensure that the Equipment and surrounding area do not pose safety hazards to personnel.  This includes exposed AC
electrical hazards, trip and slip hazards, hazardous material storage deficiencies, improperly secured or overloaded
equipment racks or ladders, inadequate ingress and egress
space.  OSHA and local codes will apply.
2.1.3	CTC will notify Williams of any significant Equipment additions or deletions (i.e. shelf or rack).  Installation and removals will be coordinated with local Williams' management who shall reasonably cooperate with CTC.
2.2	Rack Space Specifications
2.2.1	CTC will not jeopardize Collocation Service or damage property of other collocated customers, Williams, or Landlord in any
manner.
2.2.2	CTC will take reasonable precautions to protect Williams' and
Landlord's common facility and nearby equipment belonging to other customers.  This includes floor, wall, and
telecommunication equipment protection while moving Equipment and notifying Williams of any major rearrangements of
Equipment, drilling, power work, and similar potentially
disruptive work.
2.2.3	CTC will follow good cleanliness practices.  All trash must be disposed of daily at CTC's expense.  Any trash or empty boxes not disposed of by CTC is subject to removal by Williams with any associated charges borne by CTC.
2.2.4	Nothing may be stored outside of the assigned rack space.  A minimum of 2.5' of aisle space must be maintained at front and rear of Equipment.
2.2.5	No metal ladders, stools, or chairs may be used.
2.2.6	Combustible or hazardous material may not be stored in the
area.
2.2.7	All Equipment must be installed within the assigned rack
footprint (i.e. UPS units, spare equipment).
2.2.8	All cabling will be terminated on DSX panels in the Williams common area. Fiber will be terminated on an appropriate Fiber Distribution Panel ("FDP"). Any panels for CTC end will be supplied at CTC's Cost.
2.2.9	CTC is responsible for the termination of the A & B DC power and signal cabling in its Equipment.
2.2.10	Maximum DC power provided to CTC as A & B power shall be rated for the rating of a single feed.  CTC is liable for an outage caused primarily by the DC power exceeding the single feed
rating. CTC will be responsible for payment of consumed power exceeding the single feed rating specified in the Collocation
Service Order.
2.2.11	CTC will follow normal telecommunications industry standards with regards to equipment installation and removal in a central office environment. Williams standards are to be followed for connection of cables that interface with Williams to the extent
CTC is made aware of such standards.  All installations are
subject to approval by Williams.
2.2.12	Permanent use of extension cords is not allowed.
2.2.13	All applicable local, state, and federal laws will be obeyed.
Local requirements for union labor, especially for AC
electrical work, will be observed to the extent applicable.
Building management guidelines will be followed to the extent
CTC is made aware of the same by Williams or the Landlord.
2.2.14	If Williams notifies CTC in writing of a violation of the above rules, or any other unsafe or unacceptable situation or practice, CTC must correct the problem or provide a written plan for correction to Williams' reasonable satisfaction and proposed completion date within seven (7) banking days. In the event the problem does not pose a material threat of adverse consequences to the operations of Williams or third parties within the POP, as determined in Williams reasonable discretion, then Williams shall agree to allow completion of the correction within thirty (30) days after receiving CTC's written plan. Otherwise, corrections must be completed within seven (7) banking days after receipt of the plan. If the problem is not resolved within the applicable time period, then Williams will have the option of either (i) correcting the problem at CTC's expense, or (ii) terminating the applicable Collocation Service Order and disconnecting power and signal connections from CTC's Equipment.
Extreme safety violations are subject to immediate correction by Williams without prior notice to CTC. Corrections made by Williams shall be at CTC's sole Cost. Williams shall invoice
CTC for such Costs which invoice shall be paid by CTC within thirty (30) days after receipt.


2.3	Access to POPs.

2.3.1	Twenty-Four Hour Access.  Subject to the requirements of this
Exhibit B-2, CTC shall have access to its POP Equipment 24 hours a day, 7 days per week.

2.3.2	Compliance with Sign-In Procedures.  CTC shall follow
Williams' sign-in procedures at all times to the extent it has been made aware of such procedures. CTC must coordinate its first visit to a particular Williams site with Williams' Network Control Center at (800) 582-9069 giving at least five
(5) business days notice of such visit. For all subsequent entries, CTC shall follow the procedure set forth in this
Section 2.3 of this Exhibit.

2.3.3	Certification of CTC Employees and Contractors.  Only CTC
employees and CTC contractors certified by Williams shall enter POP Collocation Sites unescorted. Williams shall grant certification to a CTC employee or contractor if CTC demonstrates that such employee or contractor has sufficient knowledge and experience in the installation and maintenance of telecommunications equipment. In addition to the provisions of Section 2.3.5, each certified employee or contractor shall abide by Williams' POP Maintenance and Safety Manual, as updated from time-to-time to the extent it has been made aware of such updates. Williams shall provide CTC with a copy of its POP Maintenance and Safety Manual and any updates thereto. The parties acknowledge that as of the Effective
Date, CTC has not been provided with a copy of such manual which is currently being developed by Williams. The manual shall contain Williams' access policy, safety, engineering, and equipment installation standards which Williams agrees shall not be materially inconsistent with the terms of this Exhibit or the Agreement except with respect to provisions adopted or amended after the date hereof to address bona fide operational or safety issues relating to the operation, maintenance, repair of the System or Williams' associated facilities. CTC, in turn, shall supply each employee or contractor that seeks certification with a copy of the manual provided by Williams and, subsequent to certification, with any updates thereto which have been provided to CTC by Williams. Until such time as Williams provides the manual to CTC, certified CTC employees and CTC contractors shall conduct activities on Premises in accordance with telecommunications industry practices. The procedures for certification are as follows:

(i)	CTC's single point of contact, discussed below in
Section 2.3.4,  shall contact Williams' Network Control
Center at (800) 348-6925 (alternate number (800) 582-
9069) to seek certification for a CTC employee.
Employee applicants shall be deemed certified 72 hours after Williams receives all requested qualification information, unless Williams notifies CTC's single point of contact that more information is reasonably required or that the applicant is denied certification in Williams' reasonable discretion.

(ii)	For each CTC contractor that seeks certification, CTC
shall provide Williams' Network Control Center with a letter of authorization signed by CTC and the contractor. At a minimum, the letter of authorization shall state that the contractor is an agent of CTC for the purpose of installing, maintaining or repairing CTC Equipment or for other purposes specified by CTC in the letter, set forth the names of contractor's employees for which CTC seeks certification, and contain a statement that the contractor has received a copy of Williams' POP Maintenance and Safety Manual and the contractor agrees to abide by the reasonable policies contained therein and to those contained in any updated manuals provided to CTC by Williams. If CTC has not received a copy of Williams' POP Maintenance and Safety Manual by the time it submits a letter of authorization, the contractor shall state in the letter that it will abide by the policies and rules contained in the manual when it is provided. CTC contractors shall be deemed certified 72 hours after the latter of Williams' receipt of the letter of authorization or Williams' receipt of all additional requested qualification information, unless Williams notifies the applicant that more information is reasonably required or that the applicant is denied certification in Williams reasonable discretion.

Once certified, CTC's employees or contractors must call Williams' Network Control Center at (800) 348-6925 (alternate number (800) 582-9069) prior to entering or exiting the Space. CTC shall provide Williams' Network Control Center with a list of "certified" employees or contractors that have passed Williams' certification process. It shall be CTC's duty to notify Williams of any changes in CTC's list of certified employees and contractors or if a certified CTC employee or contractor leaves CTC's or the contractor's employ. CTC shall not be charged for Williams' review and certification of CTC employees and contractors as described in this Subsection 2.3.3.

2.3.4	Single Point of Contact.  CTC's single point of contact for
all future communications regarding common and JUCA space shall be its Network Control Center at (800) 883-6900 which shall be available twenty-four (24) hours a day, seven (7) days a week. CTC's Network Control Center shall be responsible for distributing information to CTC's certified employees and contractors. Williams shall have no obligation to provide information regarding JUCA space to any technician other than the aforementioned single point of contact.

2.3.5	Security.  CTC shall abide by Williams' reasonable security
requirements to the extent CTC has been made aware of the same. When Williams' reasonable security requirements have been met, CTC employees, customers, contractors, or representatives shall be issued passes or visitor identification cards which must be presented upon request before entry to any Williams' POP. Such passes or other identification shall be issued only to persons meeting any reasonable security criteria applicable at the relevant POP for such purpose. Williams shall provide CTC's single point of contact, discussed in Section 2.3.4, with the access devices
(e.g., access codes, card keys, keys, visitor identification cards) necessary for CTC's certified employees and contractors to gain access to CTC Equipment in JUCA space within each POP. CTC's single point of contact shall be responsible for distributing access devices to CTC's employees and contractors certified pursuant to Section 2.3.3 and shall distribute access devices only to such persons. Access devices will be provided by Williams to CTC with Williams' reasonable, actual costs thereof to be reimbursed by CTC within thirty (30) days after receipt of an invoice therefor. CTC's certified employees and contractors shall not disseminate access codes or devices to any other person. Subject to Section 15.1 of the Agreement, CTC shall be liable for any losses caused by use or misuse of such access devices and shall surrender access devices upon demand for cause or upon termination of the Agreement. CTC acknowledges that third parties will have access to the JUCA or common space in which CTC's Rack Spaces are located and agrees that Williams shall in no event be liable for the acts or omissions of such third parties so long as Williams follows its standard security and certification procedures.

2.3.6	Right to Terminate Individual's Access.  Notwithstanding any
other provision of these Collocation Provisions, Williams shall, without threat of liability, have the right to immediately terminate the right of access of any CTC personnel or representative should it determine in its sole and reasonable discretion for any lawful reason that termination of such access poses a threat to the System, POP or facilities or equipment therein. Williams shall promptly notify CTC of any such termination, and CTC shall have a reasonable opportunity to demonstrate that the terminated rights of access should be reinstated. Any termination of a specific individual's access shall remain in effect pending Williams' final determination as to the advisability of such reinstatement.

2.3.7	Escort Requirement.   CTC shall not enter any part of the
Premises, other than JUCA Space pursuant to Section 2.3.3,
without a Williams' escort.   CTC shall request and pay for
such escort pursuant to Williams' procedures. Williams shall use commercially reasonable efforts to provide such escort within 72 hours of CTC's request (or at its option shall waive the escort requirement on a case-by-case basis). Williams acknowledges its obligations to respond to emergency maintenance situations affecting the CTC Fibers within the time periods set forth in Section 3.A. of Exhibit E. In addition, Williams agrees that it shall make commercially reasonable efforts to provide CTC access to such areas as soon as reasonably possible where expedited access is reasonably necessary to prevent or address service affecting situations not covered by Williams' performance of maintenance under Exhibit E.

2.3.8	Emergency Situations.  Williams may temporarily prohibit or
restrict CTC's access to its JUCA Space in the event of a bona fide emergency situation. After the emergency situation has passed, Williams will again allow CTC access to its JUCA Space pursuant to the terms and conditions herein.

2.3.9	Subcontractors.  For purposes of this Section 2.3 of this
Exhibit, the word "contractor" shall also include subcontractors of CTC.



ATTACHMENT II TO EXHIBIT K
Reference Number  _____________________________________
		new 	_
	disc _
		sup	_	cancel
_
		change?
WILLIAMS COLLOCATION SERVICE REQUEST
Customer Information
Customer Name
Customer Address						 street
		 city		 state				 zip
Customer Technical Contact

Phone:
Premises Information
Premises requested
Requested Collocation Effective Date
Term	_ 1 Yr    _ 3 Yr	_ 5 Yr
Floor Space Requirements
Cabinets or Racks		Quantity			Rack Size 		 Wx
Dx 		 H
Williams provided Racks		_ Y	_ N
Special Rack Spacing (std at 5")

Caged Space		_ Y	_ N
Power Requirements
DC Amp Total		 (per Rack _ Y    _ N)		AC Amp Total
	(per Rack _ Y    _ N)
# feeds (A&B=1)
Equipment Listing



Circuit Requirements
Type of Connection:  ABAM/ Coax/ Fiber						Quantity
Future Quantity
Coax qty pr. (# DS3 connects from collocate into network)

ABAM/Coax/Fiber Termination Location(s)	(DSX or similar port assignments)

Williams Network Revenue			$						Term

(Commitment per Month)
Preferred Local Access Vendor										Bandwidth

Comments


Sales Authorizing Signature							Customer Authorizing
Signature
By: 								By:

Print Name:  ________________________________
	Print Name:  __________________________________
Title									Title
Company									Company

Date									Date
Network Services comments



ATTACHMENT III TO EXHIBIT K
WILLIAMS COLLOCATION SERVICE ORDER
	order number

	new	_	add	_
	change_	cancel _

Customer
Collocation
Premises
Collocation Effective Date
Term	_ 1Yr	_ 3Yr	_ 5 Yr

# Racks  				Rack Size 		W	x		D	x		H
Williams provided Racks	Y _		N _

DC Amp Total	(per Rack	Y__ N__)		AC Amp Total
	(per Rack	Y__ N__)
# feeds (A&B=1)

Coax qty pr. (# DS3 connects from collocate into network)
Coax/Fiber Termination Location(s)	(DSX or similar port
assignments)
Preferred Local Access Vendor								Bandwidth


Comments


Sales Representative
24 Hour Technical Assistance			   1-800-582-9069

POP Technician (name)
POP Technician (phone)
Customer Contact (name)
Customer Contact (phone)

Pricing
	Service Fee (MRC)			  $
	Installation (NRC)			  $
	Build Out (NRC)			  $
	Ancillary				  $


TERMS AND CONDITIONS OF THIS ORDER
Pricing is valid for 30 days from issue date.
This order will not be fully executed until the customer's credit has been approved.
All service is provided in accordance with Customer' Carrier Services
Agreement, or if no agreement exists
between Williams and Customer, then Williams' standard terms and conditions, and any applicable Williams tariff.
Services provided contingent upon network minimums stated in Customer'
Carrier Services Agreement.
By:					By:					By:
Engineering Authorizing Signature			Marketing Authorizing
Signature			Customer Authorizing Signature

Print Name					Print Name					Print Name

Title					Title					Title

Date					Date					Date




EXHIBIT L
INTERCONNECTIONS

1.	Interconnection Points

A.	Permitted Connecting Points.  CTC may request that Williams
establish Connecting Points with other telecommunications facilities ("Interconnect Facilities") at Williams' standard rates, at (i) fiber distribution panels at the Cable end points (See Attachments 2, 5, 6 and 7),
(ii) fiber distribution panels at Transmission Sites (See Attachment 3), or
(iii) at particular agreed to splice points in meet me vaults subject to the terms and conditions of Attachment 1 to this Exhibit L ((i), (ii) and (iii) collectively, "Connecting Points"). CTC shall have no right to establish any connection to the System other than at such locations. Any splice described in clause (iii) above established hereunder shall be referred to herein as a "CTC Splice".

B.	No CTC Access to Cable.  CTC shall have no right to access any
Fibers within the Cable or to enter any splice or Williams vault.

2.	Requests for Interconnections

A.	Connection Requests.  CTC shall provide Williams at least thirty
(30) days' notice (the "Interconnect Notice") of the date it requests that a connection be completed or sixty (60) days' notice if the connection requires installation of CTC Equipment at a Transmission Site or POP. The Interconnect Notice shall set forth a description of the work required to be performed including:

(i)	the connection location (which shall be at a permitted Connecting
Point as set forth in Subsection 1.A of this Exhibit);

(ii)	a copy of CTC's construction design drawings including a diagram of the desired location of the Interconnect Facilities and CTC
Equipment;

(iii)	identification of all Interconnect Facilities and CTC Equipment
to be installed;

(iv) 	CTC's requested installation schedule;

(v) 	 any excess cable storage requirements;

(vi) 	the space, power, environmental and other requirements for the
Interconnect Facilities and CTC Equipment;

(vii)	the estimated in-service and termination dates for the
interconnection; and

(vii)	all other information reasonably required by Williams.

B.	Response to Requests.  Within twenty-one (21) days of receiving the Interconnect Notice, Williams shall respond with its acceptance or objections to the proposed interconnection. Williams shall use commercially reasonable efforts to accommodate the request, but may restrict such work to the planned system work periods set forth in Exhibit G. Williams may decline to make a requested connection if Williams determines, in its reasonable discretion, that there is a significant likelihood that (i) CTC's use of a proposed connection would cause a material and adverse effect on the System or the use thereof; (ii) use of a particular location will cause a significant technical impediment; or (iii) the making or existence of the connection presents an unreasonable risk of creating an interruption of transmission.

3.	Demarcation and Ownership

A.	Demarcation Points.  Williams shall designate an installation demarcation point and a maintenance demarcation point (which may be a different point) for each interconnection in order to safeguard and maintain sole control over the System. Installation demarcation points may differ from maintenance demarcation points due to Williams' agreement to install a portion of CTC's interconnection facilities in areas where CTC is responsible for maintenance thereof under the terms of the Agreement and/or this Exhibit (e.g. off of Williams' right-of-way or other property or inside of the Williams' facility between the FDP and the CTC Equipment) as mutually agreed upon by the parties. Williams shall perform all installation work on facilities on its side of the installation demarcation point and shall perform all post-installation work on facilities on its side of the maintenance demarcation point. CTC shall pay the Costs of such installation and post-installation work as set forth in this Exhibit. Installation by Williams of the Interconnect Facility shall extend no further than the boundary of Williams' right-of-way or other property as illustrated on Attachment 8 to this Exhibit unless otherwise mutually agreed to by the parties.

B.	Ownership.  CTC shall retain ownership of Interconnect Facilities during the Term. At the end of the Term, title to any portion of an Interconnect Facility located on Transmission Sites or other Williams premises or right-of-way shall pass to Williams unless otherwise mutually agreed by the parties.

4.	Installation of Interconnect Facilities

A.	Spur Cable.  CTC shall, prior to the requested connection date, provide a spur cable adequate to reach the Connecting Point with an additional length (minimum 25 meters) sufficient for Williams to perform splicing.

B.	Rights of Way and Equipment.  CTC shall provide, at its sole cost and expense, any and all necessary rights of way, permits, access rights, and any required consents or authorizations, and Williams-approved materials and equipment which shall be similar to Williams equipment currently in place (including cables and conduit) necessary for the construction, use, operation, maintenance and repair of each Interconnect Facility. If necessary, and where applicable, Williams shall assist CTC, at CTC's expense, in obtaining from any third-party building owner or Williams' lessor access to existing building entrance facilities, if available, to access and exit Transmission Sites. Otherwise, CTC shall be solely responsible for obtaining all necessary rights for the Interconnect Facility, as described in the first sentence of this Subsection and Williams does not make and hereby disclaims any warranties or representations that such rights are available at any particular location or regarding the cost or attainability of such rights.

5.	Maintenance of Interconnect Facilities

A.	Maintenance and Changes.  CTC shall provide all maintenance and repair of the Interconnect Facility on CTC's side of the maintenance demarcation point. Any improvement, modification, addition to, relocation, or removal of, the Interconnect Facility by CTC at Transmission Sites or other Williams premises shall be subject to Williams' prior review and written approval, which shall not be unreasonably withheld or delayed, and shall be performed by Williams to the extent required work is on Williams' side of the applicable demarcation point. CTC shall pay the Cost of such improvement, modification, addition to, relocation, or removal of, the Interconnect Facility and of the Cost of repairing any damage directly due to CTC's actions. Williams' maintenance responsibility shall be limited to the Interconnect Facilities on its side of the maintenance demarcation point and the associated cross connect or other connection at that point.

B.	Unusual Costs.  Williams may require CTC to pay additional Costs incurred in maintaining any connection that presents unusual problems of access for Williams. In the event such problems are present, Williams shall notify CTC and the parties shall make commercially reasonable efforts to work together to minimize the access problems and the Costs to be charged to CTC hereunder.

C.	Standards.  CTC shall (except to the extent Williams has
installation or maintenance responsibility) ensure that any Interconnect Facilities are installed, operated, and maintained to meet or exceed any reasonable requirements of Williams of which CTC is made aware, any requirements of Williams' building management or insurance underwriters of which CTC is made aware, and any applicable local, state and federal codes and public health and safety laws and regulations (including fire regulations and the National Electric Code).

6.	Additional Provisions Applicable to Transmission Sites and POPs*













*THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


Attachment 1 to Exhibit L

Requirements Applicable to CTC Splices (As Defined in Section 1(A)(iii) of Exhibit L)

A. At any time there is cable activity (including without limitation, initial installation of the CTC Splice, repair of cable cuts or other cable damage, and relocation of cable) on the span (the "Spliced Span") where the CTC Splice is located, CTC shall (a) provide Williams access to CTC's fiber distribution panels ("FDPs") to conduct bi-directional testing of the Spliced Span and (b) upon reasonable prior notice from Williams
(written, oral, or electronic) promptly provide a trained and qualified technician with an optical time-domain reflectometer (OTDR) at its FDP to aid in the cable activity. If CTC cannot provide the technician and OTDR then CTC shall provide Williams access to CTC's FDP for the duration of the cable activity.

B. Williams shall perform all splicing activity at the CTC Splice point.

C. Williams' Network Control Center (NCC) shall remain the central point of contact, and shall control all cable activity.

D. Williams shall be relieved from any obligations in the Agreement or otherwise to restore or maintain the CTC Fibers to the extent the existence of the CTC Splice interferes with or increases the time for performing such obligations.

E. During a cable emergency situation in which Williams requires access to CTC's FDP or other facilities because of the CTC Splice, Williams shall make reasonable efforts to coordinate with CTC's technician. If CTC's technician is not on site and available to work with the Williams technicians, then Williams shall proceed with "blind" fiber splicing of the CTC's Fibers (i.e., splicing without the ability to test the Spliced
Span). Williams may defer blind splicing until all other fibers in the damaged cable are spliced.

F. The Agreement does not provide for fiber rolls to dark fiber to restore CTC's service. However, if Williams does elect to provide fiber rolls, it may elect not to allow fiber rolls on the Spliced Span.

G. If CTC reports a damaged fiber on the Spliced Span and Williams is not aware of any continuity problems on its System, CTC shall have the burden of demonstrating that the problem is a result of damage to a CTC Fiber. CTC must use an OTDR to demonstrate that the problem is not a result of conditions off the System and beyond the CTC Splice point.

H.	The provisions of Paragraphs D, F, and G and the provisions of Paragraph E relating to blind splices shall apply (i) only to the CTC Fibers having a mid-span interconnection CTC Splice and (ii) only to the extent such CTC fibers are on a Spliced Span.

I.	CTC may only have Williams perform a mid-span interconnection CTC Splice at existing Williams splice points and then only with Williams' prior written consent.

J.	Williams is not obligated to perform any maintenance, repair, or restoration on the CTC interconnection beyond the CTC Splice.

Attachment 2 to Exhibit L
Williams POP Site Collocation Logical Wiring Diagram*

Attachment 3 to Exhibit L
Williams Transmission Site Collocation Logical Wiring Diagram*

Attachment 4 to Exhibit L
Williams POP Site Collocation with Metro Ring Logical Wiring Diagram*

Attachment 5 to Exhibit L
Williams POP Site Collocation with expansion in the same building Logical Wiring Diagram*

Attachment 6 to Exhibit L
Alternate Vendor Collation in same building Logical Wiring Diagram*

Attachment 7 to Exhibit L
Interconnection without Collocation at POP site Logical Wiring Diagram*

Attachment 8 to Exhibit L
Interconnection without Collocation at Transmission site Logical Wiring
Diagram.*




*THESE ATTACHMENTS 2 THROUGH 8 HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.